FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-01

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,323,320,792

(Approximate Initial Pool Balance)

BANK 2021-BNK37

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2021-BNK37

October 28, 2021

WELLS FARGO SECURITIES	BofA SECURITIES	MORGAN STANLEY

Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – One North Wacker

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - CBD
	Original Principal Balance(1):	$115,500,000		Location:	Chicago, IL
	Cut-off Date Balance(1):	$115,500,000		Size:	1,412,035 SF
	% of Initial Pool Balance:	8.7%		Cut-off Date Balance Per SF(1):	$249.99
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$249.99
	Borrower Sponsor:	The Irvine Company		Year Built/Renovated:	2001/NAP
	Guarantor:	71 South Wacker Drive Holdings LLC		Title Vesting:	Fee
	Mortgage Rate:	2.7185%		Property Manager:	Hines Interests Limited Partnership
	Note Date:	September 10, 2021		Current Occupancy (As of):	81.3% (9/1/2021)
	Seasoning:	1 month		6/30/2020 Occupancy:	91.0%
	Maturity Date:	October 1, 2031		6/30/2019 Occupancy:	87.0%
	IO Period:	120 months		6/30/2018 Occupancy:	86.0%
	Loan Term (Original):	120 months		6/30/2017 Occupancy:	89.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(5):	$664,000,000
	Loan Amortization Type:	Interest only		As-Is Appraised Value Per SF:	$470.24
	Call Protection(2):	L(25), DorYM1(90), O(5)		As-Is Appraisal Valuation Date:	August 10, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM 7/31/2021 NOI:	$30,737,245
	Additional Debt Type (Balance)(1):	Pari Passu ($237,500,000)		TTM 6/30/2020 NOI:	$36,156,466
				TTM 6/30/2019 NOI:	$32,913,965
				TTM 6/30/2018 NOI:	$32,878,040
				U/W Revenues:	$70,771,979
				U/W Expenses:	$39,495,609
Escrows and Reserves(3)				U/W NOI:	$31,276,370
	Initial	Monthly	Cap	U/W NCF:	$28,833,804
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.21x / 2.96x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.9% / 8.2%
Replacement Reserve	$0	Springing	$299,964	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.9% / 8.2%
TI/LC Reserve	$0	Springing	$5,600,000	Cut-off Date LTV Ratio(1):	53.2%
Other Reserve(4)	$6,501,426	$0	NAP	LTV Ratio at Maturity(1):	53.2%

Sources and Uses
Sources			Uses
Original whole loan amount	$353,000,000	98.1%	Loan Payoff	$352,858,833	98.0%
Borrower Equity	6,961,961	1.9	Reserves	6,501,426	1.8
			Closing Costs	601,702	0.2
Total Sources	$359,961,961	100.0%	Total Uses	$359,961,961	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the One North Wacker Whole Loan (as defined below).

(2)	Defeasance of the One North Wacker Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One North Wacker Whole Loan to be securitized and (b) November 1, 2024. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in November 2021.

(3)	See “Escrows” section.

(4)	Other Reserve consists of a free rent reserve ($1,915,596) and a landlord obligations reserve ($4,585,830).

(5)	The novel coronavirus pandemic is an evolving situation and could impact the One North Wacker Whole Loan more severely than assumed in the underwriting of the One North Wacker Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “One North Wacker Mortgage Loan”) is part of a whole loan (the “One North Wacker Whole Loan”) that is evidenced by seven pari passu senior promissory notes, with an aggregate original principal balance of $353,000,000 (together, the “One North Wacker Whole Loan”). The One North Wacker Whole Loan is secured by a first priority fee mortgage encumbering a 1,412,035 square foot Class A office tower located in Chicago, Illinois (the “One North Wacker Property”). The One North Wacker Mortgage Loan is evidenced by the non-controlling Note A-3, Note A-4 and Note A-6 with an aggregate original principal balance of $115,500,000. The remaining promissory notes comprising the One North Wacker Whole Loan are summarized in the below table. The One North Wacker Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK36 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

One North Wacker Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$122,000,000	$122,000,000	BANK 2021-BNK36	Yes
A-2	$95,000,000	$95,000,000	Bank of America, National Association	No
A-3	$80,000,000	$80,000,000	BANK 2021-BNK37	No
A-4	$20,500,000	$20,500,000	BANK 2021-BNK37	No
A-5	$15,500,000	$15,500,000	Bank of America, National Association	No
A-6	$15,000,000	$15,000,000	BANK 2021-BNK37	No
A-7	$5,000,000	$5,000,000	BANK 2021-BNK36	No
Total	$353,000,000	$353,000,000

The Borrower and Borrower Sponsor. The borrower is One North Wacker LLC (the “One North Wacker Borrower”), a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor is The Irvine Company, a private real estate developer, operator and investor headquartered in Newport Beach, California. The Irvine Company acquired the One North Wacker Property in two transactions in 2011 and 2015 for a purchase price of approximately $539 million and, after capital expenditures and leasing costs, maintains a current cost basis of $805 million. The non-recourse carveout guarantor is 71 South Wacker Drive Holdings LLC, an affiliate of the borrower sponsor.

The Property. The One North Wacker Property is a 51-story, 1,412,035 square foot, Class A, LEED Platinum certified office tower located in Chicago, Illinois. Originally constructed in 2001, the One North Wacker Property features a three story glass atrium lobby, column-free floor plates with floor-to-ceiling glass windows, a landscaped plaza, an on-site sundry shop, a 9,597 square feet conference center, a private fitness center and the One North Kitchen restaurant and bar. The One North Wacker Property also includes a two-story, 210-space below grade parking garage.

As of September 1, 2021, the One North Wacker Property was 81.3% leased to a granular rent roll of 48 tenants from a wide range of industries. The One North Wacker Property’s two largest tenants by NRA, Pricewaterhouse Coopers, LLP and UBS Americas Inc, are established, multinational corporations that have occupied the One North Wacker Property since its original construction in 2001. None of the remaining tenants contribute more than 9.5% to the underwritten base rent at the One North Wacker Property. Between 2013 and 2021, the property has maintained an average occupancy of 90%.

COVID-19 Update. As of September 9, 2021, the borrower sponsor had reported no collection issues. The borrower sponsor granted COVID-19 related rent relief to two food-service tenants, which rent relief is no longer outstanding other than approximately $10,260 of abated rent due to Munchies as of the closing date of the One North Wacker Whole Loan.

Major Tenants.

Pricewaterhouse Coopers, LLP (316,840 square feet, 22.4% of net rentable area, 27.9% of underwritten base rent). Pricewaterhouse Coopers, LLP (“PWC”) is one of the world’s largest accounting firms and one of the largest privately held firms in the United States. PWC employs over 284,000 employees in 155 countries. PWC’s professional services include audit, tax and consulting in various industries. PWC occupies 316,840 square feet at the One North Wacker Property on a lease that expires in October 2028, with three, five-year renewal options. PWC has the option to terminate its lease effective October 31, 2025, if notice is given by April 30, 2024 along with a termination fee of unamortized amount of allowances, rent abatement, commissions and capital expenses along with a 9% interest rate. PWC is reportedly currently seeking to sublease 70,082 square feet (22.1% of its space). The One North Wacker Whole Loan is structured with a cash sweep period that will commence upon the earlier of (i) PWC’s failure to exercise its extension option for all of its leased space prior to the earlier of (x) the date that PWC is required to exercise such option under its lease and (y) the date that is 15 months prior to the then applicable expiration date of its lease; and (ii) PWC providing formal written notice that it relinquishes its lease renewal option with respect to all or a portion of its leased space. See “Lockbox and Cash Management” below.

UBS Americas Inc (138,445 square feet, 9.8% of net rentable area, 14.9% of underwritten base rent). Founded in 1862 and headquartered in Zurich, Switzerland, UBS Group AG is an international financial services company offering a full range of wealth management and investment services. UBS Americas Inc, a subsidiary of UBS Group AG, has been a tenant at the One North Wacker Property since 2001 and currently occupies 138,445 square feet. UBS Americas Inc recently renewed its lease through September 2032, which renewal will be effective October 1, 2022, and has two, five-year renewal options remaining. In connection with the ten-year renewal, UBS Americas Inc committed to a 2.5% annual rent increase and received $40.00 per square feet in tenant improvement allowances from the landlord and five months of abated rent from October 1, 2022 through February 28, 2023.

Barnes & Thornburg LLP (95,475 square feet, 6.8% of net rentable area, 9.5% of underwritten base rent). Barnes & Thornburg LLP is a national, full-service law firm that employs approximately 600 attorneys and operates 19 offices in the continental United States. Barnes & Thornburg LLP occupies 95,475 square feet at the One North Wacker Property on a lease that expires in February 2030, with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

two, five-year renewal options. Barnes & Thornburg currently subleases 27,747 square feet to Baker & Hostetler through April 30, 2024.

The following table presents certain information relating to the tenancy at the One North Wacker Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Exp. Date	Renewal Options	Term. Option (Y/N)
Pricewaterhouse Coopers, LLP	NR/NR/NR	316,840	22.4%	$32.68	$10,354,159	27.9%	10/31/2028	3 x 5 yr	Y(3)
UBS Americas Inc(4)	NR/Aa3/A+	138,445	9.8%	$40.04	$5,543,627	14.9%	9/30/2032	2 x 5 yr	N
Barnes & Thornburg LLP(5)	NR/NR/NR	95,475	6.8%	$36.95	$3,528,008	9.5%	2/28/2030	2 x 5 yr	N
Fitch Group, Inc.	NR/NR/NR	65,392	4.6%	$29.42	$1,923,828	5.2%	12/31/2031	2 x 5 yr	Y(6)
The McQuade Financial Group(7)	NR/NR/NR	50,342	3.6%	$40.60	$2,043,885	5.5%	8/31/2027	2 x 5 yr	N
Adams Street Partners, LLC	NR/NR/NR	40,444	2.9%	$30.91	$1,250,124	3.4%	9/30/2030	2 x 5 yr	Y(8)
B.C. Ziegler and Company	NR/NR/NR	32,445	2.3%	$29.80	$966,960	2.6%	7/31/2030	2 x 5 yr	Y(9)
Stifel, Nicolaus & Company	BBB/NR/BBB-	29,477	2.1%	$28.50	$840,095	2.3%	6/30/2034	NAP	Y(10)
The Irvine Company(11)	NR/NR/NR	25,116	1.8%	$0.00	$0	0.0%	Various(4)	NAP	N
Wipfli	NR/NR/NR	24,359	1.7%	$28.00	$682,052	1.8%	11/30/2029	2 x 5 yr+ 1 x 10 yr	Y(12)
Subtotal/Wtd. Avg.		818,335	58.0%	$33.16	$27,132,738	73.0%

Other Tenants		330,251	23.4%	$30.38	$10,032,085	27.0%
Vacant		263,449	18.7%	$0.00	$0	0.0%
Total/Wtd. Avg.		1,412,035	100.0%	$32.36(13)	$37,164,823	100.0%

(1)	Information is based on the underwritten rent roll dated September 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Pricewaterhouse Coopers, LLP has the option to terminate its lease effective October 31, 2025, if notice is given by April 30, 2024 along with a termination fee of unamortized amount of allowances, rent abatement, commissions and capital expenses along with a 9% interest rate.

(4)	In connection with its lease renewal, UBS Americas Inc received five months of abated rent from October 1, 2022 through February 28, 2023.

(5)	Barnes & Thornburg currently subleases 27,747 square feet to Baker & Hostetler through April 30, 2024.

(6)	Fitch Group, Inc. has the option to terminate its lease effective December 31, 2029, with 12 months’ notice and payment of a termination fee equal to $3,734,090.

(7)	The McQuade Financial Group currently subleases 3,456 square feet to Waitzman Voigt, D’Aquila through August 31, 2027.

(8)	Adams Street Partners, LLC has the option to terminate its lease effective September 30, 2027, with 12 months’ notice and payment of a termination fee equal to $1,929,294.

(9)	B.C. Ziegler and Company has the option to terminate its lease effective July 31, 2025, with 12 months’ notice and payment of a termination fee equal to $3,618,303.

(10)	Stifel, Nicolaus & Company has the option to terminate its lease effective December 31, 2030, with 12 months’ notice and payment of a termination fee equal to $2,240,918.

(11)	The Irvine Company is sponsor affiliated. The Irvine Company occupies 17,379 square feet expiring on July 31, 2024 and 7,737 square feet expiring on October 31, 2026.

(12)	Wipfli has the option to terminate its lease effective May 31, 2026, with 12 months’ notice and payment of a termination fee equal to $2,032,058.

(13)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the lease rollover schedule at the One North Wacker Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM/2021	2	2,528	0.2%	2,528	0.2%	$87,974	0.2%	$34.80
2022	6	33,154	2.3%	35,682	2.5%	$982,472	2.6%	$29.63
2023	2	8,964	0.6%	44,646	3.2%	$264,779	0.7%	$29.54
2024	9	66,083	4.7%	110,729	7.8%	$1,621,042	4.4%	$24.53
2025	7	47,400	3.4%	158,129	11.2%	$1,441,822	3.9%	$30.42
2026	5	56,331	4.0%	214,460	15.2%	$1,538,595	4.1%	$27.31
2027	6	80,313	5.7%	294,773	20.9%	$3,109,650	8.4%	$38.72
2028	7	363,072	25.7%	657,845	46.6%	$11,817,770	31.8%	$32.55
2029	2	32,112	2.3%	689,957	48.9%	$954,926	2.6%	$29.74
2030	8	203,448	14.4%	893,405	63.3%	$7,038,243	18.9%	$34.59
2031	1	65,392	4.6%	958,797	67.9%	$1,923,828	5.2%	$29.42
Thereafter	4	189,789	13.4%	1,148,586	81.3%	$6,383,722	17.2%	$33.64
Vacant	0	263,449	18.7%	1,412,035	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	59	1,412,035	100.0%			$37,164,823	100.0%	$32.36(3)
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the One North Wacker Property:

Historical Occupancy(1)

6/30/2017	6/30/2018	6/30/2019	6/30/2020	9/1/2021
89.0%	86.0%	87.0%	91.0%	81.3%

(1) Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the One North Wacker Property:

Cash Flow Analysis

	2018(1)	2019(1)	2020(1)	TTM 7/31/2021	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$36,368,825	$37,210,886	$39,255,102	$37,501,013	$44,602,883	52.1%	$31.59
Reimbursements	27,554,940	26,297,908	28,082,091	28,380,399	39,387,779	46.0	27.89
Parking Income	885,253	854,306	687,047	262,917	450,597	0.5	0.32
Other Income(4)	1,415,339	1,189,211	1,029,114	598,902	1,110,080	1.3	0.79
Net Rental Income	$66,224,357	$65,552,311	$69,053,354	$66,743,231	$85,551,339	100.0%	$60.59
(Vacancy & Concessions)	0	0	0	0	(14,779,360)	(33.1)	(10.47)
Effective Gross Income	$66,224,357	$65,552,311	$69,053,354	$66,743,231	$70,771,979	82.7%	$50.12

Real Estate Taxes	20,814,040	20,212,039	20,586,725	24,744,256	25,436,918	35.9	18.01
Insurance	473,195	494,509	502,621	555,747	698,712	1.0	0.49
Other Operating Expenses	12,059,082	11,931,798	11,807,543	10,705,982	13,359,979	18.9	9.46
Total Operating Expenses	$33,346,317	$32,638,346	$32,896,888	$36,005,986	$39,495,609	55.8%	$27.97

Net Operating Income	$32,878,040	$32,913,965	$36,156,466	$30,737,245	$31,276,370	52.3%	$22.15
Replacement Reserves	0	0	0	0	299,964	0.4	0.21
TI/LC	0	0	0	0	2,142,602	3.0	1.52
Net Cash Flow	$32,878,040	$32,913,965	$36,156,466	$30,737,245	$28,833,804	44.2%	$20.42

NOI DSCR(5)	3.38x	3.38x	3.72x	3.16x	3.21x
NCF DSCR(5)	3.38x	3.38x	3.72x	3.16x	2.96x
NOI Debt Yield(5)	9.3%	9.3%	10.2%	8.7%	8.9%
NCF Debt Yield(5)	9.3%	9.3%	10.2%	8.7%	8.2%

(1)	Represents trailing 12 months as of June 30 for each respective year.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	UW Gross Potential Rent includes contractual rent steps through October 1, 2022 ($751,146) and straight line averaged rent for investment grade rated tenants ($542,907).

(4)	Other Income includes storage income, antenna income and other miscellaneous income.

(5)	Debt service coverage ratios and debt yields are based on the One North Wacker Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the One North Wacker Property of $664,000,000 as of August 10, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated August 20, 2021, there was no evidence of any recognized environmental conditions at the One North Wacker Property.

Market Overview and Competition. The One North Wacker Property is situated at the northeast corner of Wacker Drive and Madison Street along the west side of North Franklin Street in the West Loop submarket of Chicago. The site is within walking distance of several public transportation options, including Chicago Transit Authority bus and “L” systems, Union Station and Ogilvie Transportation Center. Additionally, two interstates, I-90 and I-290, are accessible in close proximity to the One North Wacker Property.

The One North Wacker Property is located in the West Loop office submarket, within the Downtown Chicago office market. At the end of the second quarter of 2021, the West Loop office submarket was 84.9% Class A space, with inventory of 52,058 square feet, a vacancy rate of 15.2% and average asking rent of $44.69 per square feet. From 2016 to 2020, the Class A submarket added 6,332 square feet, vacancy ranged from 11.75% to 13.63% and asking rent increased by 17.0%.

The One North Wacker Property benefits from the area’s population density. The estimated 2021 population within a 1-, 3- and 5-mile radius of the One North Wacker Property was 80,323, 375,627 and 850,278, respectively. The estimated 2021 average household income within the same radii was $165,806, $145,096 and $124,630, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the appraiser’s market rent conclusions for the One North Wacker Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projection	Lease Type
Low-Rise Office <10k SF	$26.00	60	2.5% per annum	NNN
Low-Rise Office >10k SF	$26.00	120	2.5% per annum	NNN
Mid-Rise Office <10k SF	$27.00	84	2.5% per annum	NNN
Mid-Rise Office >10k SF	$27.00	120	2.5% per annum	NNN
High-Rise Office <10k SF	$33.00	84	2.5% per annum	NNN
High-Rise Office >10k SF	$33.00	120	2.5% per annum	NNN
Retail	$50.00	120	None	NNN

The following table presents recent office leasing data at comparable properties with respect to the One North Wacker Property:

Comparable Office Leases

Property Address	Year Built	Rentable Area (SF)	Occupancy	Asking Rent	Major Tenants
One North Wacker 1 North Wacker Drive	2001	1,412,035(1)	81.3%(1)	$32.36(1)	Pricewaterhouse Coopers, LLP, UBS Americas Inc, Barnes & Thornburg LLP, Fitch Group, Inc., The McQuade Financial Group
Bank of America Tower 110 North Wacker Drive	2020	1,546,909	76.4%	-	Bank of America, Lincoln International, Regus 18, Perkins Coie
River Point 444 West Lake Street	2016	1,081,702	99.4%	$46.05	McDermott Will and Emery, DLA Piper, LLP, Mead Johnson, Harrison Street Capital
300 North LaSalle Street(2)	2009	1,302,901	97.7%	$40.04	Aviva USA Corporation, Hub International, PSP Capital Partners
Mesirow Financial Building 353 North Clark Street	2009	1,184,255	91.6%	-	Intercontinental Exchange, Inc., Insight Global LLC, American Board of Medical Specialties
155 North Wacker Drive	2009	1,152,953	92.3%	$38.34	The Savo Group Ltd, Broker’s Risk Placement Service, Ogletree, Deakins, Nash
Hyatt Center 71 South Wacker Drive(2)	2005	1,687,710	95.9%	$30.16	Mayer Brown, LLP, IBM Corporation, iManage, Towers Watson, Milliman
One Eleven South Wacker 111 South Wacker Drive	2004	1,213,322	95%	$28.79	Houlihan Lokey, Harris Associates, RBC Wealth Management

Source: Appraisal.

(1)	Information obtained from underwritten rent roll.

(2)	300 North LaSalle Street and 71 South Wacker Drive are also owned by the borrower sponsor.

Escrows.

Real Estate Taxes – The One North Wacker Borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Cash Trap Event Period (as defined below), (ii) during a DSCR Trigger Event Period (as defined below), or (iii) upon the One North Wacker Borrower’s failure to provide the lender evidence of timely payment of taxes. Provided no event of default is continuing, in lieu of monthly deposits to the real estate tax reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

Insurance – The One North Wacker Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Cash Trap Event Period, (ii) during a DSCR Trigger Event Period, or (iii) upon the One North Wacker Borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the One North Wacker Borrower maintains insurance pursuant to a blanket policy. Provided no event of default is continuing, in lieu of monthly deposits to the insurance reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

Replacement Reserve – During either a Cash Trap Event Period or a DSCR Trigger Event Period, the One North Wacker Borrower is required to deposit monthly $24,997 to a reserve for replacements to the One North Wacker Property, subject to a cap of $299,964. Provided no event of default is continuing, in lieu of monthly deposits to the replacement reserve, the One North Wacker Borrower is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

TI/LC Reserve – During a DSCR Trigger Event Period, the One North Wacker Borrower is required to deposit monthly $178,550 for future tenant improvements and leasing commissions, subject to a cap of $5,600,000. Provided no event of default is continuing, in lieu of monthly deposits to the TI/LC reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

Free Rent Reserve – At loan origination, the One North Wacker Borrower deposited $1,915,596 into a free rent reserve for outstanding obligations relating to The Alexander Group, Inc through April 1, 2022 and to Stifel, Nicolaus & Company through October 1, 2022. Funds in the free rent reserve account are required to be disbursed monthly as rent becomes due under each applicable lease.

Landlord Obligations Reserve – At loan origination, the One North Wacker Borrower deposited $4,585,830 into a landlord obligation reserve for outstanding obligations to The Alexander Group, Inc, Stifel, Nicolaus & Company, Boyd Watterson Asset Management LLC and The Jordan Company, L.P. Upon request from the One North Wacker Borrower, the lender will be required to disburse funds to reimburse the One North Wacker Borrower for costs and expenses incurred in the performance of certain unfunded landlord obligations set forth in the One North Wacker Whole Loan documents.

A “DSCR Trigger Event Period” will commence upon the date, tested quarterly, that the amortizing debt service coverage ratio is less than 1.15x and will expire on the date, tested quarterly, that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The One North Wacker Whole Loan is structured with a hard lockbox and springing cash management. All rents from the One North Wacker Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the One North Wacker Borrower’s operating account. During a Lockbox Event Period, the One North Wacker Borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the One North Wacker Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the One North Wacker Whole Loan; provided that excess cash will be disbursed at the direction of the One North Wacker Borrower if a PWC Excess Cash Flow Sweep Stop is in effect.

A “Cash Trap Event Period” will (a) commence upon (i) the occurrence of an event of default, (ii) PWC failing to exercise its extension option with respect to all of the PWC space prior to the earlier of (x) the date by which PWC is required to exercise such option pursuant to the lease and (y) 15 months prior to the then applicable lease expiration date, (iii) PWC providing notice that it is relinquishing its option to renew its lease with respect to all or a portion of the PWC space, (iv) PWC defaulting in the payment of rent for more than 45 days, or (v) PWC becoming subject of any proceedings as a debtor and (b) terminate when (i) with respect to clause (a)(i), the lender accepts a cure of such event of default, (ii) with respect to clause (a)(ii), PWC exercises its renewal option or one or more replacement tenants lease its space, (iii) with respect to clause (a)(iii), one or more replacement tenants lease PWC’s space, (iv) with respect to clause (a)(iv), PWC has cured such default or one or more tenants lease its space, (v) with respect to clause (a)(v), PWC is no longer subject to any proceedings as a debtor or one or more tenants lease its space.

A “PWC Excess Cash Flow Sweep Stop” will be in effect if, as of any monthly payment date during a Cash Trap Event Period, (a) no event of default exists and (b) total undisbursed funds then on deposit in the excess cash flow account on such monthly payment date are not less than an amount equal to the product of (x) the applicable square footage impacted by PWC’s non-renewal, default or bankruptcy multiplied by (y) $30.

Property Management. The One North Wacker Property is managed by Hines Interests Limited Partnership.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The One North Wacker Borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the One North Wacker Borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the One North Wacker Borrower will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the One North Wacker Property at the time with respect to the property and business interruption policies (excluding the terrorism, named storm and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – 1201 Lake Robbins

Mortgage Loan Information				Mortgaged Property Information(4)
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$100,000,000		Location:	The Woodlands, TX
	Cut-off Date Balance(1):	$100,000,000		Size:	807,586 SF
	% of Initial Pool Balance:	7.6%		Cut-off Date Balance Per SF(1):	$309.56
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$309.56
	Borrower Sponsors:	The Howard Hughes Corporation		Year Built/Renovated:	2002/NAP
	Guarantor:	The Woodlands Land Development Company, L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.8270%		Property Manager:	Howard Hughes Management Services Company, LLC
	Note Date:	October 8, 2021		Current Occupancy (As of):	100.0% (11/1/2021)
	Seasoning:	1 month		YE 2020 Occupancy:	100.0%
	Maturity Date:	October 11, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$452,000,000
	Loan Amortization Type:	Interest only, Balloon		As-Is Appraised Value Per SF:	$559.69
	Call Protection(2):	L(25),D(88),O(7)		As-Is Appraisal Valuation Date:	August 25, 2021
	Lockbox Type:	Hard/In-place Cash Management
	Additional Debt(1):	$150,000,000		Underwriting and Financial Information(4)
	Additional Debt Type (Balance):	Pari Passu ($150,000,000)		TTM 8/31/2021 NOI:	$24,086,187
				YE 2020 NOI:	$24,374,004
				YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				U/W Revenues:	$35,365,647
				U/W Expenses:	$12,442,182
Escrows and Reserves(3)				U/W NOI:	$22,923,465
	Initial	Monthly	Cap	U/W NCF:	$21,954,362
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.36x / 2.26x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.2% / 8.8%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.2% / 8.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	55.3%
				LTV Ratio at Maturity(1):	55.3%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$250,000,000	100.0%	Closing costs	1,866,197	0.7%
			Equity Repatriation(6)	248,133,803	99.3
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

(1)	The 1201 Lake Robbins Mortgage Loan (as defined below) is part of the 1201 Lake Robbins Whole Loan (as defined below) with an original aggregate principal balance of $250,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1201 Lake Robbins Whole Loan.

(2)	At any time after the earlier of (i) October 8, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 1201 Lake Robbins Whole Loan to be securitized, the 1201 Lake Robbins Borrower (as defined below) has the right to defease the 1201 Lake Robbins Whole Loan in whole, but not in part. Additionally, the 1201 Lake Robbins Borrower may prepay the 1201 Lake Robbins Whole Loan with 30 days’ notice on or after April 11, 2031.

(3)	See “Escrows” section below.

(4)	While the 1201 Lake Robbins Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1201 Lake Robbins Mortgage Loan more severely than assumed in the underwriting of the 1201 Lake Robbins Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The 1201 Lake Robbins Borrower purchased the property in December 2019. No prior historical financials are available.

(6)	The 1201 Lake Robbins Borrower purchased the property in December 2019 as part of a portfolio acquired by The Howard Hughes Corporation, and was unencumbered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The Mortgage Loan. The XX largest mortgage loan (the “1201 Lake Robbins Mortgage Loan”) is part of a whole loan (the “1201 Lake Robbins Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $250,000,000. The 1201 Lake Robbins Whole Loan is secured by a first priority fee mortgage encumbering an 807,586 SF office building, located in The Woodlands, Texas (the “1201 Lake Robbins Property”). The 1201 Lake Robbins Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2021-BNK37	Yes
A-2	$70,000,000	$70,000,000	WFB	No
A-3	$40,000,000	$40,000,000	WFB	No
A-4	$40,000,000	$40,000,000	WFB	No
Total	$250,000,000	$250,000,000

The Borrower and Borrower Sponsors. The borrower is HH Woodlands Tower Holdings, LLC (the “1201 Lake Robbins Borrower”), a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1201 Lake Robbins Mortgage Loan. The non-recourse carveout guarantor is The Woodlands Land Development Company, L.P. (the “1201 Lake Robbins Guarantor”).

The borrower sponsor is The Howard Hughes Corporation. Founded in 2010, the company owns, manages, and develops commercial, residential and mixed-use real estate throughout the United States. Through its Operating Assets segment, the company owns 15 retail, 32 office, 12 multi-family, and 13 other operating assets.

The Property. The 1201 Lake Robbins Property is a 30-story, Class A office building consisting of 807,586 rentable square feet situated on 5.1 acres of land. The property was originally built as the corporate headquarters for Anadarko and includes a fitness center, deli, and a 45,000 square foot annex which includes a large cafeteria and conference space. In 2019, Occidental Petroleum Corporation (“Occidental”) acquired Anadarko, and The Howard Hughes Corporation purchased both the 1201 Lake Robbins Property and an adjacent office building. Subsequently Occidental signed a new 13-year lease and consolidated its space from the adjacent building into the 1201 Lake Robbins Property. As of November 1, 2021, the 1201 Lake Robbins Property is 100% leased to Occidental.

The 1201 Lake Robbins Property is subject to a shared parking agreement with the adjacent building, whereby the 1201 Lake Robbins Borrower and the owner of the adjacent building reallocated parking spaces in each buildings garage such that the 1201 Lake Robbins Property is entitled to the use of 2,019 parking spaces as required under the Occidental lease. Expenses are shared between the two property owners based on each owner’s share of the total available parking spaces.

COVID-19 Update. As of October 7, 2021, the 1201 Lake Robbins Property is open and operating. Occidental Petroleum has made its October 2021 rental payment. The first debt service payment is due in November 2021.

Major Tenant.

Occidental Petroleum Corporation (BB/Ba2/BB: F/M/S&P; 807,586 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; December 31, 2032 lease expiration) Occidental is an international energy company with assets in the United States, Middle East, Africa and Latin America. Founded in 1920, Occidental is one of the largest oil producers in the Unites States including being a leading producer in the Permian and DJ Basins and offshore Gulf of Mexico. As of October 14, 2021, the company has a market capitalization of $30.0 billion and employs 11,800 people.

Occidental signed a new 13-year lease in December 2019 and has either two, 5-year or one, 10-year extension options for at least 250,000 square feet, with 12 months’ notice at 95% of fair market rent. The lease includes 2% annual rent increases and no termination or contraction options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the 1201 Lake Robbins Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Occidental Petroleum	BB/Ba2/BB	807,586	100.0%	$30.69	$24,784,815	100.0%	12/31/2032	Y(2)	N
Total Major Tenants		807,586	100.0%	$30.69	$24,784,815	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		807,586	100.0%	$30.69	$24,784,815	100.0%

Vacant Space		0	0.0%

Collateral Total		807,586	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above represent the January 1, 2022 rent step.

(2)	Tenant has the option of two, 5-year or one, 10-year renewal option for at least 250,000 square feet at 95% of fair market rent.

The following table presents certain information relating to the lease rollover schedule at the 1201 Lake Robbins Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	807,586	100.0%	807,586	100.0%	$24,784,815	100.0%	$30.69
Vacant	0	0	0.0%	807,586	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	807,586	100.0%			$24,784,815	100.0%	$30.69

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 1201 Lake Robbins Property:

Historical Occupancy

12/31/2017	12/31/2018	12/31/2019	12/31/2020	11/1/2021(1)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

Historical Operating Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1201 Lake Robbins Center Property:

Cash Flow Analysis

	2020	TTM (8/31/2021)	U/W	%(1)	U/W $ per SF
Base Rent	$23,823,787	$24,141,438	$24,784,815(2)	67.7%	$30.69
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$23,823,787	$24,141,438	$24,784,815	67.7%	$30.69
Other Income	0	0	0	0.0	0.00
Total Recoveries	12,027,957	11,856,395	11,820,073	32.3	14.64
Net Rental Income	$35,851,744	$35,997,833	$36,604,888	100.0%	$45.33
(Vacancy & Credit Loss)	0	0	(1,239,241)	(5.0)	(1.53)
Effective Gross Income	$35,851,744	$35,997,833	$35,365,647	96.6%	$43.79

Real Estate Taxes	4,906,836	4,571,446	5,138,179	14.5	6.36
Insurance	635,236	647,661	697,633	2.0	0.86
Management Fee	1,349,404	1,147,138	1,060,969	3.0	1.31
Other Operating Expenses	4,586,264	5,545,401	5,545,401	15.7	6.87
Total Operating Expenses	$11,477,740	$11,911,646	$12,442,182	35.2%	$15.41

Net Operating Income	$24,374,004	$24,086,187	$22,923,465	64.8%	$28.39
Replacement Reserves	0	0	161,517	0.5	0.20
TI/LC	0	0	807,586	2.3	1.00
Net Cash Flow	$24,374,004	$24,086,187	$21,954,362	62.1%	$27.19

NOI DSCR(3)	2.51x	2.48x	2.36x
NCF DSCR(3)	2.51x	2.48x	2.26x
NOI Debt Yield(3)	9.7%	9.6%	9.2%
NCF Debt Yield(3)	9.7%	9.6%	8.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The U/W Base Rent represents the January 1, 2022 rent step.

(3)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the 1201 Lake Robbins Whole Loan.

Appraisal. The appraiser concluded an “As-Is Market Value” of $452,000,000 as of August 25, 2021. The appraiser provided an “As Dark Value” of $223,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 3, 2021 there are no significant issues and no further inspection is necessary.

Market Overview and Competition. The 1201 Lake Robbins Property is located in The Woodlands, Texas, approximately 29.5 miles north of Houston. The Woodlands is a mixed-use master-planned development that contains approximately 27,000 acres, of which approximately 20-25% will remain forest preserves, parks, golf courses, lakes and open space. The Woodlands includes over 1,650 companies including major corporations such as Chevron Phillips, Occidental Petroleum, and Baker Hughes, and employs an estimated 22,629 people. Currently, the Woodlands is home to more than 60,000 residents, contains 3.9 million square feet of retail and commercial space and approximately 6.3 million square feet of office space. At full build out the community is expected to have 132,500 residents and approximately 82,000 employees. The 1201 Lake Robbins Property is located directly adjacent to the Woodlands Waterway, which winds through the township and connects attractions along the way such as dining, hotels, nightlife and outdoor green space. According to the appraisal, the estimated 2020 population within a one, three and five-mile radius was approximately 5,552, 62,548 and 160,703, respectively and the estimated 2020 average household income within the same radii was approximately $133,550, $132,792 and $141,072, respectively.

The 1201 Lake Robbins Property is located approximately 4.9 miles from the Grand Parkway, the outermost loop around Houston and provides accessibility throughout the area, and 1.1 miles from Interstate 45, a major north south thoroughfare. Additionally, the 1201 Lake Robbins Property is located 0.9 miles to The Woodlands Mall, featuring various dining and entertainment options and tenants such as Apple, Coach, Peloton and Nordstrom. The 1201 Lake Robbins Property is also located approximately 22.5 miles from the George Bush Intercontinental Airport.

According to the appraisal, the property is situated within in the Woodlands/Conroe submarket within the greater Houston office market. As of the second quarter of 2021, the submarket reported a total inventory of approximately 11.0 million square feet with a 19.1% vacancy rate and an average asking rent of $40.24 per square foot, net. The appraiser identified nine comparable buildings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

located within The Woodlands with rents ranging from $21.00 to $30.75 per square foot, net. The appraiser concluded a market rent for the 1201 Lake Robbins Property of $29.00 per square foot, net.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1201 Lake Robbins Property:

Market Rent Summary(1)

Market Rent (PSF)	$29.00
Lease Term (Years)	10
Lease Type (Reimbursements)	Net
Rent Increase Projection	$0.50 per annum
Tenant Improvements (New/Renewal)	$75.00/ $25.00
Leasing Commissions (New Renewal)	6.0%/ 6.0%
Free Rent	12 months

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 1201 Lake Robbins Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Apple at Capital Ridge 320 South Capital of Texas Highway Austin, TX	Austin, TX	2015/NAP	216,511	Aug-2021	$140,000,000	$647
Waterway Plaza 1 10003 Woodloch Forest Drive The Woodlands, TX	The Woodlands, TX	2000/NAP	223,516	Jan-2021	$109,000,000	$488
Helios Plaza 201 Helios Way Houston, TX	Houston, TX	2009/NAP	377,185	Aug-2021	$178,000,000	$472
HP Inc. Plaza in City Place 10300 Energy Drive Spring, TX	Spring, TX	2018/NAP	378,402	Aug-2021	$217,581,200	$575
Ten West One 17420 Katy Freeway Houston, TX	Houston, TX	1998/NAP	199,000	Aug-2021	$67,100,000	$337

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable leases related to 1201 Lake Robbins Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy(2)	Term	Annual Base Rent PSF(3)	Lease Type
1201 Lake Robbins (Subject) 1201 Lake Robbins Drive The Woodlands, TX	2002/NAP	807,586(4)	100%(4)	13 Yrs.	$30.69(5)	NNN
One, Two & Three Hughes Landing 1780, 1790 & 1800 Hughes Landing Boulevard The Woodlands, TX	2015/NAP	716,230	86%	5-10 Yrs.	$30.00	NNN
Woodlands Town Center 1 & 2 1330 & 1450 Lake Robbins Drive The Woodlands, TX	1999/NAP	280,415	82%	5-10 Yrs.	$24.50	NNN
3 Waterway Square Place 3 Waterway Avenue The Woodlands, TX	2013/NAP	232,045	87%	3-10 Yrs.	$29.00	NNN
4 Waterway Square Place 4 Waterway Avenue The Woodlands, TX	2008/NAP	218,551	100%	5 Yrs.	$29.00	NNN
21 Waterway 21 Waterway Avenue The Woodlands, TX	2005/NAP	102,816	99%	3-10 Yrs.	$30.50	NNN
24 Waterway 24 Waterway Avenue The Woodlands, TX	2008/NAP	308,000	91%	3-10 Yrs.	$29.00	NNN
Waterway Plaza Two 10001 Woodloch Forest Drive The Woodlands, TX	2000/NAP	142,270	60%	3-10 Yrs.	$26.50	NNN
Wildwood Corporate Centre II 480 WildWood Forest Drive The Woodlands, TX	2016/NAP	201,933	89%	5-10 Yrs.	$21.00	NNN
The Woodlands Tower 9950 Woodloch Forest Drive The Woodlands, TX	2014/NAP	595,854	34%	5-10 Yrs.	$30.75	NNN

(1)	Information obtained from the appraisal. Includes comparable buildings located in The Woodlands, TX.

(2)	Represents building occupancy as of September 2021, with the exception of the 1201 Lake Robbins Property

(3)	Represents quoted rental rates as of September 2021, with the exception of the 1201 Lake Robbins Property.

(4)	Information obtained from the underwritten rent roll.

(5)	Represents the underwritten base rent.

Escrows.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the 1201 Lake Robbins Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by 1201 Lake Robbins Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly replacement reserve deposit of $10,095.

TI/LC Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly TI/LC reserve deposit of $134,598.

Lockbox and Cash Management. The 1201 Lake Robbins Mortgage Loan is structured with a hard lockbox and in-place cash management. The 1201 Lake Robbins Borrower and property manager are required to direct the tenant to pay rent directly into a deposit account, and to deposit any rents otherwise received in such account within two business day after receipt. If no Cash Trap Event Period exists, all excess cash flow will be disbursed to, or at the written direction, of the 1201 Lake Robbins Borrower. During

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

the continuance of a Cash Trap Event Period, all funds in the cash management account will be applied according to the loan agreement, and excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;

(ii)	the net cash flow debt yield being less than 6.0% for any calendar quarter;

(iii)	the occurrence of a Material Tenant Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 6.0%, tested quarterly, or the 1201 Lake Robbins Borrower delivers cash or a letter of credit in an amount which, if applied to the then principal balance of the 1201 Lake Robbins Mortgage Loan, would result in the debt yield threshold being satisfied;

●	with regard to clause (iii), a Material Tenant Event Cure occurs.

A “Material Tenant Event” will commence upon the occurrence of any of the following:

(i)	Occidental defaults under the lease beyond any notice and cure periods;

(ii)	Occidental becomes a debtor in a bankruptcy, insolvency or similar proceeding;

(iii)	Occidental goes dark in 50% or more of the 1201 Lake Robbins Property, unless it is caused by COVID-19 or any other pandemic event;

(iv)	The credit rating of Occidental is downgraded below “B” or the equivalent by any rating agency;

(v)	Occidental has not renewed its lease for a minimum of a five-year term on then-current market terms reasonably approved by lender, at least 12 months prior to loan maturity; or

(vi)	Occidental terminates, surrenders, or cancels its lease.

A “Material Tenant Cure” will commence upon the occurrence of any of the following:

●	with regard to clause (i), either the event of default has been cured or the 1201 Lake Robbins Borrower has entered into one or more replacement leases for at least a five year term, for either the entire Occidental space or a portion of the space if the aggregate base rent is at least 90% of the base rent otherwise payable under the Occidental lease, and the tenant has taken occupancy and commenced paying full unabated rent as evidenced by an estoppel (“Replacement Lease”);

●	if caused solely by clause (ii), the bankruptcy has been discharged or dismissed, Occidental has assumed the lease and the bankruptcy trustee has approved the assumption or the occurrence of a Replacement Lease;

●	if caused solely by clause (iii), Occidental has been continuously operating in more than 50% of the 1201 Lake Robbins Property for more than 90 days or if a sublease exists, the sublease occupancy sweep cap of $50.00 PSF that is subject to the sublease occupancy has been met, and Occidental is operating in the remainder of the 1201 Lake Robbins Property;

●	if caused solely by clause (iv), Occidental has a credit rating of “B” or higher by each rating agency that rates it;

●	if caused solely by clause (v), a binding and enforceable renewal of the Occidental lease approved by the lender has been delivered by Occidental; or

●	if caused solely by clause (vi) the occurrence of a Replacement Lease.

Property Management. The 1201 Lake Robbins Property is managed by Howard Hughes Management Services Company, LLC.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. Provided, however, if TRIPRA is not in effect, the 1201 Lake Robbins Borrower is not required to pay premiums in excess of two times the premium for a separate all risk policy insuring the 1201 Lake Robbins Property on a stand along basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, New York 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – London Terrace Towers Owners, Inc.

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[TBD/AA+/Baa2]			Property Type – Subtype:	Multifamily – Cooperative
Original Principal Balance:	$82,000,000			Location:	New York, NY
Cut-off Date Balance:	$82,000,000			Size(4):	633 Units
% of Initial Pool Balance:	6.2%			Cut-off Date Balance Per Unit:	$129,542
Loan Purpose:	Refinance			Maturity Date Balance Per Unit:	$129,542
Borrower Sponsor(1):	London Terrace Towers Owners, Inc.			Year Built/Renovated:	1932/2019-2021
Guarantor(1):	NAP			Title Vesting:	Fee
Mortgage Rate:	2.3200%			Property Manager:	Residential Management Group, LLC
Note Date:	October 15, 2021			Current Occupancy (As of)(5):	95.0% (10/12/2021)
Seasoning:	0 months			YE 2020 Occupancy(5):	NAP
Maturity Date:	November 1, 2031			YE 2019 Occupancy(5):	NAP
IO Period:	120 months			YE 2018 Occupancy(5):	NAP
Loan Term (Original):	120 months			YE 2017 Occupancy(5):	NAP
Amortization Term (Original):	0 months			Appraised Value(6):	$610,000,000
Loan Amortization Type:	Interest Only			Appraised Value Per Unit(6):	$963,665
Call Protection:	L(24),DorYM1(88),O(8)			Appraisal Valuation Date(6):	September 22, 2021
Lockbox Type:	None			Underwriting and Financial Information(7)
Additional Debt:	None			Most Recent NOI(8):	NAP
Additional Debt Type (Balance):	NAP			YE 2020 NOI(8):	NAP
Future Debt Permitted (Type)(2):	Yes (Future Subordinate Debt)			YE 2019 NOI(8):	NAP
				YE 2018 NOI(8):	NAP
				YE 2017 NOI(8):	NAP
				U/W Revenues:	$32,007,350
				U/W Expenses:	$17,128,824
				U/W NOI:	$14,878,526
				U/W NCF:	$14,720,276
				U/W DSCR based on NOI/NCF:	7.71x / 7.63x
				U/W Debt Yield based on NOI/NCF:	18.1% / 18.0%
Escrows and Reserves(3)				U/W Debt Yield at Maturity based on NOI/NCF:	18.1% / 18.0%
	Initial	Monthly	Cap	Cut-off Date LTV Ratio(6):	13.4%
Taxes	$0	Springing	NAP	LTV Ratio at Maturity(6):	13.4%
Insurance	$0	Springing	NAP	Coop-Rental Value(9):	$360,000,000 (9/22/2021)
Replacement Reserve	$0	Springing	NAP	Coop-LTV as Rental(9):	22.8%

Sources and Uses
Sources			Uses
Loan Amount	$82,000,000	100.0%	Loan Payoff	$54,767,954	66.8%
			Return of Equity	25,557,056	31.2
			Closing Costs	1,674,989	2.0
Total Sources	$82,000,000	100.0%	Total Uses	$82,000,000	100.0%

(1)	The London Terrace Towers Owners, Inc. Property (as defined below) is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the London Terrace Towers Owners, Inc. Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.

(2)	See “Future Subordinate Debt” below for further discussion of the permitted future debt.

(3)	See “Escrows” below for further discussion of reserve requirements.

(4)	Based solely on residential units including the one unit occupied by the superintendent and excludes the commercial unit.

(5)	Current Occupancy is being shown as the U/W Occupancy as taken from the appraisal. Historical Occupancy is not reported as all residential units are owned by tenant-shareholders.

(6)	For purposes of determining the Appraised Value, the value estimate reflected in the appraisal of the London Terrace Towers Owners, Inc. Property is determined as if such residential cooperative property were operated as a residential cooperative and, in general, such value equals the gross sellout value of all residential cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commission, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units. The gross sellout value does not represents a market value. The appraiser also provided a “Land Value” of $149.0 million for the land portion of the collateral assuming the property to be unimproved, which value (after deducting the share of non-collateral condominium interests (see “The Property” below)) would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 58.3%.

(7)	See “Cash Flow Analysis Table” below for further information on the U/W values shown.

(8)	Most Recent NOI, YE 2020 NOI, YE 2019 NOI, YE 2018 NOI and YE 2017 NOI are not available. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves.

(9)	The Coop-Rental Value and the Coop-LTV as Rental assumes the London Terrace Towers Owners, Inc. Property is operated as a rental property. Such value takes into account income from one commercial tenant, Eco Highline Cleaners, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, New York 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

The Mortgage Loan. The [third] largest mortgage loan (the “London Terrace Towers Owners, Inc. Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $82,000,000 and secured by a first priority fee mortgage encumbering 633 residential cooperative units and one commercial unit located within four Class A, 19-story buildings located in New York, New York (the “London Terrace Towers Owners, Inc. Property”).

The Borrower and the Borrower Sponsor. The borrower is London Terrace Towers Owners, Inc., a cooperative housing corporation run by a 5-member Board of Directors. The borrower has no independent directors. The entity was formed on June 11, 1985, to provide residences for shareholders who are entitled, solely by reason of their ownership of shares, to proprietary leases for apartments in the London Terrace Towers Condominium at 405 West 23rd Street, 410 West 24th Street, 465 West 23rd Street and 470 West 24th Street, New York City, NY. The London Terrace Towers Owners, Inc. Property is owned in fee simple by the borrower. No individual or entity (other than the borrower) has recourse obligations with respect to the London Terrace Towers Owners, Inc. Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The London Terrace Towers Owners, Inc. Property is comprised of the “Residential Unit” of the London Terrace Towers Condominium, which encompasses four Class A, 19-story towers located at the corners of 23rd Street and Tenth Avenue, 23rd Street and Ninth Avenue, 24th Street and Tenth Avenue and 24th Street and 9th Avenue, in the Chelsea neighborhood of Manhattan. The Residential Unit includes 633 residential cooperative units (444,380 square feet) and one commercial unit (848 square feet) and a pro rata portion of the common area, which in total represent 94.329% of the condominium. The remaining (non-collateral) condominium interests are owned by the owners of 12 additional commercial units, currently rented as a pharmacy, barber shop, coffee shop, bank branch, grocery store and another laundry facility.

The 633 residential cooperative units consist of 310 studio units, 209 one-bedroom units, 42 two-bedroom units, four three-bedroom units, one four-bedroom unit, and 66 combined units. The average residential cooperative unit size is 703 square feet. One additional non-salable unit is dedicated to the on-site superintendent. Of the 632 salable residential cooperative units, 585 units have sold shares and are owner occupied. The remaining 47 residential cooperative units with unsold shares are rent regulated (13 rent controlled, 31 rent stabilized and 3 vacant).

Amenities at the London Terrace Towers Owners, Inc. Property include a 24-hour attended lobby, fitness and aquatics center (available for a membership fee), a laundry room, storage, and bicycle storage. The London Terrace Towers Owners, Inc. Property has a six-year (2021-2026) capital project in-place which totals approximately $29.5 million of which $809,364 has been spent, including Local Law 11 costs, roof replacement, boiler replacement, elevator modernization, electric infrastructure and Local Law 152 gas pipes.

The commercial unit at the London Terrace Towers Owners, Inc. Property is owned by the borrower and leased by it to Eco Highline Cleaners, Inc., a drop-off laundry, with a lease expiration date of June 30, 2026. The tenant has one, five-year renewal option, and pays an annual rent of approximately $107,935 ($127.28 PSF) in 2021, subject to 3% annual increases.

The table below shows the residential cooperative unit mix at the London Terrace Towers Owners, Inc. Property:

Unit Mix(1)

Unit Type	# Units	% of Total Units	Average SF per Unit
Studio	310	49.0%	469
1 Bedroom(2)	210	33.2%	755
2 Bedroom	42	6.6%	1,131
3 Bedroom	4	0.6%	1,467
4 Bedroom	1	0.2%	2,274
Combined Units(3)	66	10.4%	1,297
Total/Wtd. Avg.	633	100.0%	703

(1)	Based solely on residential units.

(2)	Includes one non-salable unit occupied by the superintendent.

(3)	The number of bedrooms were reconfigured when units were combined.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, New York 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the London Terrace Towers Owners, Inc. Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per Unit(3)
Gross Potential Rent(4)	$33,336,735	100.0%	$52,664.67
Other Income	$332,346	1.0%	$525.03
Vacancy & Credit Loss(5)	($1,661,731)	(5.0%)	($2,625.17)
Effective Gross Income	$32,007,350	96.0%	$50,564.53

Real Estate Taxes	$8,797,996	27.5%	$13,898.89
Insurance	$24,964	0.1%	$39.44
Management Fee	$960,220	3.0%	$1,516.94
Other Expenses	$7,345,644	22.9%	$11,604.49
Total Expenses	$17,128,824	53.5%	$27,059.75

Net Operating Income	$14,878,526	46.5%	$23,504.78
TI/LC	$0	0.0%	$0
Capital Expenditures	$158,250	0.5%	$250.00
Net Cash Flow	$14,720,276	46.0%	$23,254.78

NOI DSCR	7.71x
NCF DSCR	7.63x
NOI Debt Yield	18.1%
NCF Debt Yield	18.0%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the London Terrace Towers Owners, Inc. Property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the London Terrace Towers Owners, Inc. Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, in each case as determined by the appraiser. While such projected net operating income assumes the London Terrace Towers Owners, Inc. Property is rented at market rates, all or a portion of the residential cooperative units at the London Terrace Towers Owners, Inc. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the London Terrace Towers Owners, Inc. Property were operated as a multifamily rental property. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the London Terrace Towers Owners, Inc. Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the Preliminary Prospectus.

(2)	Represents (i) percent of Gross Potential Rent for all revenue fields and (ii) percent of Effective Gross Income for all other fields.

(3)	Based solely on 633 residential units including one unit occupied by the superintendent and excludes the commercial unit.

(4)	Gross Potential Rent includes actual rental income for Eco Highline Cleaners, Inc. as per the tenant lease with a deduction for vacancy and tenant improvement allowance.

(5)	Vacancy & Credit Loss reported reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the London Terrace Towers Owners, Inc. Property as a multifamily rental property.

Appraisal. The appraiser provided a “Gross Sellout Value with Co-op Mortgage Debt (Non-market value)” of $610,000,000 as of September 22, 2021. The appraiser also concluded a “Market Value As Is As Stabilized Rental Property” of $360,000,000 as of September 22, 2021. The appraiser also provided a “Land Value” of $149,000,000 for the land portion of the collateral assuming the property to be unimproved, which value (after deducting the share of non-collateral condominium interests) would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 58.3%.

Environmental Matters. According to the Phase I environmental site assessment dated October 6, 2021, there was no evidence of any recognized environmental conditions at the London Terrace Towers Owners, Inc. Property.

Market Overview and Competition. The London Terrace Towers Owners, Inc. Property is located in New York City within the New York multifamily market and the Midtown West multifamily submarket. The London Terrace Towers Owners, Inc. Property is in close proximity to the 23rd street subway station, which provides access to the A, C and E lines, and nearby attractions including the Hudson River Park, High Line Park, Chelsea Piers recreation center, restaurants, night clubs and art galleries. An important trend with employment has been the recent growth in the technology field. Both major tech companies, as well as small startups have leased space throughout the city and demand highly educated workers in this field. According to the appraisal, the Midtown West multifamily

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, New York 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

submarket had an inventory of 33,519 units, a vacancy rate of 5.5% and average asking rent per month of $4,310. According to the appraisal, the 2021 population within the 0.25-, 0.5- and one-mile radius of the London Terrace Towers Owners, Inc. Property is 18,051, 50,647, and 137,866, respectively. The 2021 estimated average household income within the same radii was $156,123, $177,212, and $193,354, respectively.

The following tables present certain information relating to the appraisal’s market rent conclusion for the London Terrace Towers Owners, Inc. Property:

Market Rent Summary

Residential
Market Rent (PSF)	$77.65
Avg Unit Size (SF)	703
Avg Market Rent per unit	$4,550

Commercial
Market Rent (PSF)	$125.00
Lease Term (Years)	5
Rent Increase Projection	3.0% per annum

The following table presents certain information relating to multifamily rental properties comparable to the London Terrace Towers Owners, Inc. Property:

Comparable Properties(1)

Property	Address	Year Built	# Units	Rental Rate Range(2)	Occupancy %
London Terrace Towers Owners, Inc.	405-465 West 23rd Street and 410-470 West 24th Street, New York, NY	1932	633(3)	$3,241 - $12,450	95.0%
Chelsea Tower	100 West 26th Street, New York, NY	2003	227	$3,645 - $3,645	99.1%
London Terrace Garden	435 West 23rd Street, New York, NY	1934	921	$3,075 - $10,000	100.0%
AVA High Line	525 West 28th Street, New York, NY	2015	405	$3,696 - $5,204	99.8%
The Tate	535 West 23rd Street, New York, NY	2001	325	$5,519 - $6,892	99.4%
Chelsea Mercantile	252 7th Avenue, New York, NY	1910	352	$5,250 - $5,600	99.7%
The Thomas Eddy	85 8th Avenue, New York, NY	1973	117	$3,800 - $3,800	98.3%
The Indigo Condominium	125 West 21st Street, New York, NY	2006	52	$6,300 - $8,900	100.0%
146 West 28th Street	146 West 28th Street, New York, NY	1910	18	$9,000 - $9,000	100.0%
305 West 16th Street	305 West 16th Street, New York, NY	2008	54	$10,500 - $10,500	100.0%

(1)	Source: Appraisal

(2)	The rents for the comparable properties are based on market rents for such properties, whether or not such properties include rent restricted units. All or a portion of the residential cooperative units at the London Terrace Towers Owners, Inc. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the London Terrace Towers Owners, Inc. Property were operated as a multifamily rental property.

(3)	Based solely on residential units including one unit occupied by the superintendent and excludes the commercial unit.

The London Terrace Towers Owners, Inc. Property is located in a growing submarket that is in demand due to its easy access to Midtown Manhattan, New York City’s main area of employment. According to the appraisal, construction has outpaced absorption over the past five years in the Midtown West multifamily submarket. Absorption is projected to outpace the construction in the submarket over the next five years. Given the amount of new supply entering the market, as well as population growth factors, the market is expected to experience demand sufficient to support new construction in the long term.

Escrows.

Taxes – During an event of default, the borrower is required to deposit 1/12 of the annual estimated real estate taxes monthly, which reserve will be disbursed to the borrower when the event of default is cured.

Insurance – In the event the London Terrace Towers Owners, Inc. Property is no longer covered by a blanket insurance policy or during an event of default, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacements Reserve – During an event of default, the London Terrace Towers Owners, Inc. Loan documents provide for ongoing monthly deposits of approximately $13,188 into a reserve for approved capital expenditures.

Lockbox and Cash Management. The London Terrace Towers Owners, Inc. Mortgage Loan does not require a lockbox or cash management.

Property Management. The London Terrace Towers Owners, Inc. Property is managed by Residential Management Group, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Debt. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, New York 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

Future Subordinate Debt. The London Terrace Towers Owners, Inc. borrower is permitted to obtain additional subordinate financing (including, without limitation, a revolving or term line of credit) which may be secured by the related Mortgaged Property, or unsecured, in the amount of the lesser of (i) $10,000,000.00 or (ii) such amount so that at all times the aggregate loan-to-value ratio with respect to the existing London Terrace Towers Owners, Inc. Mortgage Loan debt and all existing and proposed additional financing (together, the “Combined Debt”) does not exceed 35% and provided that, among other things: (a) no event of default has occurred and is continuing; (b) the debt yield for the Combined Debt is equal to or greater than 12.5%; (c) the subordinate lender is required to agree (i) that the subordinate debt will be subordinate in payment to the existing debt, (ii) that the London Terrace Towers Owners, Inc. borrower will only be required to make payments under such additional financing to the extent it is current and will remain current in paying all amounts payable under the London Terrace Towers Owners, Inc. Mortgage Loan documents and (iii) if the subordinate debt is secured by the London Terrace Towers Owners, Inc. Property, to delivery of a reasonably acceptable subordination and standstill agreement; (d) the London Terrace Towers Owners, Inc. borrower pays all of the mortgagee’s actual out-of-pocket costs and expenses incurred by the mortgagee in connection with such additional subordinate financing, including, without limitation reasonable legal fees; and (e) such additional subordinate financing is required to have a maturity date that is either co-terminous with or extends beyond the term of the London Terrace Towers Owners, Inc. Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – One SoHo Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[BBB-sf/A+(sf)/NR]			Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$75,000,000			Location:	New York, NY
Cut-off Date Balance(1):	$75,000,000			Size:	786,891 SF
% of Initial Pool Balance:	5.7%			Cut-off Date Balance Per SF(1):	$597.29
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$597.29
Borrower Sponsor:	The Gluck Family Trust			Year Built/Renovated:	1904-1926/2016
Guarantor:	The Gluck Family Trust			Title Vesting:	Fee
Mortgage Rate:	2.72466879%			Property Manager:	Self-managed
Note Date:	July 9, 2021			Current Occupancy (As of):	92.5% (6/1/2021)
Seasoning:	3 months			4/30/2021 TTM Occupancy(5):	NAV
Maturity Date:	August 6, 2028			YE 2020 Occupancy(5):	NAV
IO Period:	84 months			YE 2019 Occupancy(5):	NAV
Loan Term (Original):	84 months			YE 2018 Occupancy(5):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value(6):	$1,350,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$1,715.61
Call Protection(2):	YM(27),DorYM(51),O(6)			As-Is Appraisal Valuation Date:	June 10, 2021
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(7)
Additional Debt(3):	Yes			TTM NOI (4/30/2021):	$51,408,293
Additional Debt Type (Balance) (3):	Pari Passu ($395,000,000); Subordinate ($315,000,000); Mezzanine ($120,000,000); Future Mezzanine			YE 2020 NOI:	$46,957,475
				YE 2019 NOI:	$24,995,700
				YE 2018 NOI:	NAV
				U/W Revenues:	$83,142,799
				U/W Expenses:	$19,231,486
Escrows and Reserves(4)				U/W NOI:	$63,911,313
	Initial	Monthly	Cap	U/W NCF:	$63,328,788
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.92x / 4.88x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.6% / 13.5%
Replacement Reserve	$0	Springing	$150,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.6% / 13.5%
TI/LC Reserve	$0	Springing	$1,500,000	Cut-off Date LTV Ratio(1)(6):	34.8%
				LTV Ratio at Maturity(1)(6):	34.8%

Sources and Uses
Sources			Uses
Senior loan amount	$470,000,000	51.8%	Loan payoff(8)	$900,036,150	99.2%
Subordinate loan amount	315,000,000	34.7	Closing Costs	7,272,952	0.8
Mezzanine loan amount	120,000,000	13.2
Borrower Equity	2,309,102	0.3
Total Sources	$907,309,102	100.0%	Total Uses	$907,309,102	100.0%
(1)	The One SoHo Square Mortgage Loan (as defined below) is part of the One SoHo Square Senior Loan (as defined below), which is part of the One SoHo Square Whole Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W Debt Yield based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the One SoHo Square Senior Loan. See “One SoHo Square Total Debt Capital Structure” table below for metrics based on the One SoHo Square Whole Loan.

(2)	Defeasance of the full $785.0 million One SoHo Square Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 9, 2024. Prepayment in whole or in part is permitted at any time, subject to yield maintenance for any payment prior to March 6, 2028.

(3)	See “The Mortgage Loan”, “Subordinate and Mezzanine Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Historical occupancies are not presented as the One SoHo Square Property (as defined below) was undergoing lease up.

(6)	In determining the Appraised Value, the Appraiser valued the prospective tax abatement pursuant to Industrial and Commercial Abatement Program and utilized the net present value of the abatement ($21,200,000) in the “as-is” value. The abatement is projected to expire in 2028.

(7)	While the One SoHo Square Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the One SoHo Square Whole Loan more severely than assumed in the underwriting of the One SoHo Square Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(8)	The One SoHo Square Whole Loan was used to payoff an existing CMBS loan previously securitized in GSMS 2019-SOHO.

The Mortgage Loan. The mortgage loan (the “One SoHo Square Mortgage Loan”) is part of a whole loan (the “One SoHo Square Whole Loan”) comprised of 20 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $470,000,000 (the “One SoHo Square Senior Loan”) and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $315,000,000 (the “One SoHo Square Subordinate Loan”). The One SoHo Square Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $785,000,000 and is secured by a first deed of trust encumbering the borrower’s fee interest in an 786,891 square foot office property located in New York, New York (the “One SoHo Square Property”). The One SoHo Square Mortgage Loan (evidenced by non-controlling note A-1-C-2), having an outstanding principal balance as of the Cut-off Date of $75,000,000, is being contributed to this transaction. The One SoHo Square Subordinate Loan will not be an asset of the Issuing Entity.

The One SoHo Square Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and Bank of Montreal (“BMO”) on July 9, 2021; and the note representing the One SoHo Square Mortgage Loan was acquired by Wells Fargo Bank, National Association from GSBI on August 26, 2021. The borrower sponsor utilized the proceeds of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan (as defined below in “Subordinate and Mezzanine Indebtedness”) to refinance existing debt on the One SoHo Square Property and pay loan closing costs.

The table below summarizes the promissory notes that comprise the One SoHo Square Whole Loan. The relationship between the holders of the One SoHo Square Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The One SoHo Square Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1-S	$685,083	$685,083	SOHO 2021-SOHO	Yes
A-1-C-1, A-1-C3, A-2-C-1,A-2-C-5	$135,000,000	$135,000,000	Benchmark 2021-B28	No
A-1-C-2	$75,000,000	$75,000,000	BANK 2021-BNK37	No
A-1-C-4, A-1-C-7, A-1-C-8, A-2-C-2, A-2-C-3	$112,000,000	$112,000,000	Benchmark 2021-B29	No

A-1-C-5, A-1-C-6	$70,000,000	$70,000,000	BBCMS 2021-C11	No

A-2-S, A-3-S	$314,917	$314,917	SOHO 2021-SOHO	No

A-2-C-4, A-2-C-6	$25,176,796	$25,176,796	DBRI	No
A-3-C-1, A-3-C-2, A-3-C-3	$51,823,204	$51,823,204	MSC 2021-L7	No
Total Senior Notes	$470,000,000	$470,000,000

Subordinate Notes
B-1, B-2, B-3	$315,000,000	$315,000,000	SOHO 2021-SOHO	No
Total (Whole Loan)	$785,000,000	$785,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The capital structure for the One SoHo Square Total Debt (as defined below) is shown below:

One SoHo Square Total Debt Capital Structure

Cumulative Cut-off Date Balance	Interest Rate(1)	Cumulative Cut-off Date Balance Per SF(2)	Cumulative Cut-off Date LTV(3)	Cumulative U/W NOI / NCF Debt Yield(4)	Cumulative U/W NOI / NCF DSCR(4)
One SoHo Square Total Debt / One SoHo Square Whole Loan / One SoHo Square Senior Loan	One SoHo Square Mortgage Loan $75,000,000; One SoHo Square Senior Pari Passu Companion Loans $395,000,000	$470,000,000	2.72467%	$597	34.8%	13.6% / 13.5%	4.92x / 4.88x
One SoHo Square Total Debt / One SoHo Square Whole Loan / One SoHo Square Subordinate Loan	One SoHo Square Subordinate Loan $315,000,000	$785,000,000	2.72467%	$998	58.1%	8.1% / 8.1%	2.95x / 2.92x
One SoHo Square Total Debt / One SoHo Square Mezzanine Loan	One SoHo Square Mezzanine Loan(5) $120,000,000	$905,000,000	5.05000%	$1,150	67.0%	7.1% / 7.0%	2.30x / 2.28x
	Implied Borrower Sponsor Equity(6) $445,000,000	$1,350,000,000		$1,716

(1)	The initial interest rate on the One SoHo Square Whole Loan is 2.72466879%. The interest rate on the One SoHo Square Mezzanine Loan is 5.05000%. The assumed initial weighted average interest rate on the One SoHo Square Total Debt is 3.03300%. “One SoHo Square Total Debt” means the aggregate principal balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan.

(2)	Based on the One SoHo Square Property square footage of 786,891 SF.

(3)	Based on the “as-is” appraised value of $1,350,000,000.

(4)	Cumulative UW NOI / NCF Debt Yield and Cumulative UW NOI / NCF DSCR are calculated based on an U/W NOI and U/W NCF of $63,911,313 and $63,328,788, respectively. See “Underwritten Cash Flow Analysis” in this Term Sheet.

(5)	The One SoHo Square Mezzanine Loan was funded by Goldman Sachs Bank USA, DBR Investments Co. Limited, and Bank of Montreal.

(6)	Based on the “as-is” appraised value of $1,350,000,000, the implied Borrower Sponsor Equity contributed to the Property is $445,000,000.

The Borrower and Borrower Sponsors. The borrowers are SOHO AOA Owner, LLC, OSS 2016, LLC and 2016 SOHO LLC, each a Delaware limited liability company. The borrowers are structured to be single purpose bankruptcy-remote entities, having at least two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One SoHo Square Whole Loan. The borrower sponsor is comprised of entities controlled by the trustees of the Amended and Restated 2013 LG Revocable Trust and non-recourse carveout guarantor under the One SoHo Square Whole Loan is The Gluck Family Trust.

Stellar Management (“Stellar”) was founded in 1985 by Laurence Gluck, formerly a partner at New York real estate law firm Dreyer & Traub and a former member of the executive committee of the Real Estate Board of New York. Stellar owns and manages over 12,000 apartments, over two million square feet of office space. Notable New York City projects, past and present, include 14 Wall Street, The Milk Building, 522 Fifth Avenue, 220 Fifth Avenue, Otto Greenpoint, The Windermere, Embassy House, Columbus Square and Independence Plaza.

The Property. The One SoHo Square Property is a 786,891 square foot, Class A, office property located in New York, New York that was designed by the architecture firm Gensler. The One SoHo Square Property is situated in the Hudson Square / Meatpacking District submarket on the northwest corner of 6th Avenue and Spring Street. The One SoHo Square Property features multiple amenities,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

including roof decks with panoramic views, building management systems, destination dispatch elevators, 24/7 attended lobby with exclusive key card access, a bike room, a message center, and an online tenant service request system. The One SoHo Square Property serves as the corporate headquarters for Flatiron Health, Warby Parker, Glossier and Double Verify (through November 2023, at which time Flatiron Health is expected take this space through February 2031 as further described below) which together occupy 59.2% of the net rentable area. As of June 1, 2021, the One SoHo Square Property was 92.5% leased to 14 tenants.

COVID-19 Update. As of October 20, 2021, the One SoHo Square Property was open and operational with no outstanding tenant rent relief agreements.

Major Tenants.

Largest Tenant: Flatiron Health (223,402 square feet, 28.4% of net rentable area; 29.0% of underwritten base rent; February 28, 2031 lease expiration) Flatiron Health is an oncology-focused electronic health records company that seeks to accelerate cancer research and improve the quality of care for cancer patients. Founded in 2012, Flatiron Health partners with hundreds of cancer centers and developers of oncology therapeutics to facilitate the collection of patient data for research and development purposes to accelerate and impact treatment worldwide. Flatiron’s lease at the One SoHo Square Property commenced in June 2018 and expires in February 2031. Flatiron’s lease has two, five-year extension options.

2nd Largest Tenant: Aetna (106,350 square feet; 13.5% of net rentable square feet; 14.9% of underwritten base rent; July 31, 2029 lease expiration) Aetna provides health insurance, as well as dental, vision and other plans to individuals, families and employers. Founded in 1853 in Hartford, Connecticut, Aetna offers: (i) a range of insurance and employee benefits products, (ii) programs and services that help control rising costs while striving to improve the quality of healthcare and (iii) tools and information to help people make better-informed decisions about their healthcare and financial well-being. Aetna’s lease at the One SoHo Square Property commenced in August 2018 and expires in July 2029. Aetna’s lease has two, one-year or five-year extension options.

3rd Largest Tenant: MAC (88,699 square feet; 11.3% of net rentable area; 13.1% of underwritten base rent; March 31, 2034 lease expiration) which stands for Make-Up Art Cosmetics (“MAC”), is a makeup and cosmetic supplier. Founded in 1984 in Toronto, Canada by photographer Frank Toskan and salon owner Frank Angelo, MAC is now sold in more than 120 countries around the globe and offers more than 50 collections each year. MAC’s lease at the One Soho Square Property commenced in November 2017 and expires in March 2034. MAC’s lease has two, five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the tenancy at the One SoHo Square Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Flatiron Health(4)(5)	AA/Aa3/AA	223,402	28.4%	$87.17	$19,473,782	29.0%	2/28/2031	2, 5-year	Y
Aetna	NR/Baa2/BBB	106,350	13.5%	$93.77	$9,972,297	14.9%	7/31/2029	Various(6)	Y
MAC	NR/A1/A+	88,699	11.3%	$99.03	$8,784,122	13.1%	3/31/2034	2, 5-year	Y
Juul Labs(7)	NR/NR/NR	54,068	6.9%	$128.13	$6,927,707	10.3%	5/31/2032	2, 5-year	Y
Warby Parker	NR/NR/NR	83,286	10.6%	$75.68	$6,302,878	9.4%	1/31/2025	1, 5-year	Y
Glossier	NR/NR/NR	39,637	5.0%	$88.13	$3,493,168	5.2%	4/30/2028	1, 5-year	Y
Double Verify(8)	NR/NR/NR	30,668	3.9%	$87.40	$2,680,371	4.0%	2/28/2031	None	Y
Trader Joe’s	NR/NR/NR	26,126	3.3%	$95.69	$2,500,000	3.7%	5/31/2033	3, 5-year	Y
Managed By Q(9)	NR/NR/NR	27,334	3.5%	$86.53	$2,365,080	3.5%	6/30/2028	None	Y
Aveda	NR/A1/A+	20,194	2.6%	$90.52	$1,827,980	2.7%	5/31/2025	1, 5-year	Y
Total Major Tenants		699,764	88.9%	$91.93	$64,327,385	95.8%
Non-Major Tenants		28,208	3.6%	$99.72	$2,812,852	4.2%
Occupied Collateral Total		727,972	92.5%	$92.23	$67,140,237	100.0%

Vacant Space		58,919	7.5%

Collateral Total		786,891	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 31, 2022 totaling $1,022,459.

(4)	Flatiron Health will receive a rent abatement equal to 87.7% for the months of March 2027 through March 2028. Such abatement does not include space that has been pre-leased to Flatiron Health (35,523 square feet), which is currently occupied by Double Verify (see footnote (8) below) and another tenant.

(5)	Flatiron Health subleases 30,668 square feet (13.7% of Flatiron’s total square feet) to Petal for three years at approximately 35% of Flatiron Health’s contractual rent. Annual U/W Base Rent and Annual U/W Base Rent PSF represents Flatiron Health’s contractual rent.

(6)	Aetna has (i) one, 1-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at FMR with 15 months’ notice. If Aetna exercises the five-year renewal option, Aetna will subsequently have either (i) one, one-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at FMR with 15 months’ notice.

(7)	Juul Labs has is not in occupancy of its space but continues to pay its current rent. This space is currently listed as available for sublease.

(8)	Double Verify is expected to occupy the space through the end of the lease term ending on November 30, 2023. Flatiron Health has executed a lease for this space commencing on March 1, 2024. Annual U/W Base Rent and Annual U/W Base Rent PSF represents Double Verify’s base rent through November 2023 and Flatiron Health’s rent thereafter. Flatiron Health will receive a rent abatement of 91.3% for the months of March 2027 through September 2027 and 58.1% for the month of October 2027. All other information represents the terms under Flatiron Health’s lease.

(9)	This space is currently listed as available for sublease. Additional credit enhancement in the form of a parent company guaranty from WeWork, a letter of credit in the amount of one year of rent and a prohibition on using the space for co-working.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the lease rollover schedule at the One SoHo Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023(3)	0	0	0.0%	0	0.0%	$0	0.0	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0	$0.00
2025	2	103,480	13.2%	103,480	13.2%	8,130,858	12.1%	$78.57
2026	1	4,855	0.6%	108,335	13.8%	89,652	0.1%	$18.47
2027	0	0	0.0%	108,335	13.8%	0	0.0%	$0.00
2028	2	66,971	8.5%	175,306	22.3%	5,858,247	8.7%	$87.47
2029	1	106,350	13.5%	281,656	35.8%	9,972,297	14.9%	$93.77
2030	0	0	0.0%	281,656	35.8%	0	0.0%	$0.00
2031(3)	3	254,862	32.4%	536,518	68.2%	22,332,354	33.3%	$87.63
Thereafter	5	191,454	24.3%	727,972	92.5%	20,756,829	30.9%	$108.42
Vacant	0	58,919	7.5%	786,891	100.00%	$0	0.00%	$0.00
Total/Weighted Average	14	786,891	100.0%			$67,140,237	100.0%	$92.23
(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 31, 2022 totaling $1,022,459.

(3)	Double Verify’s lease expires in November 2023. Flatiron Health has pre-leased the space and is anticipated to take occupancy of the space in March 2024 until its lease expiration in February 2031 coterminous with the other Flatiron Health spaces. Annual U/W Base Rent and Annual U/W Base Rent PSF represents the term of the Double Verify Lease. The Lease Expiration represents the lease expiration of Flatiron Health.

The following table presents historical occupancy percentages at the One SoHo Square Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	TTM 4/30/2021(1)	6/1/2021(2)
NAV	NAV	NAV	NAV	92.5%

(1)	Historical occupancies are not presented as the One SoHo Square Property was undergoing lease up.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One SoHo Square Property:

Cash Flow Analysis(1)

	2019	2020	TTM 4/30/2021	U/W	%(2)	U/W $ per SF
Base Rent	$53,253,724	$63,763,493	$65,746,242	$67,140,237(3)	77.4%	$85.32
Rent Average/Step Benefit	0	0	0	5,035,662(4)	5.8	6.40
Grossed Up Vacant Space	0	0	0	3,588,186	4.1	4.56
Gross Potential Rent	$53,253,724	$63,763,493	$65,746,242	$75,764,085	87.4%	$96.28
Other Income	665,493	545,417	410,353	515,692(5)	0.6	0.66
Expense Reimbursements	2,129,581	2,664,812	2,973,859	10,451,209	12.1	13.28
Net Rental Income	$56,048,799	$66,973,722	$69,130,454	$86,730,986	100.0%	$110.22
(Vacancy & Credit Loss)(6)	(16,604,337)	(5,059,796)	(2,158,794)	(3,588,186)	(4.1)	(4.56)
Effective Gross Income	$39,444,461	$61,913,927	$66,971,660	$83,142,799	100.0%	$105.66

Real Estate Taxes	8,227,689	8,719,383	9,219,628	12,375,948	14.9	15.73
Insurance	206,930	243,429	250,248	260,503	0.3	0.33
Management Fee	999,290	1,803,666	2,032,696	1,000,000	1.2	1.27
Other Operating Expenses	5,014,852	4,189,974	4,060,796	5,595,035	6.7	7.11
Total Operating Expenses	14,448,761	14,956,452	15,563,367	19,231,486	23.1%	$24.44

Net Operating Income(7)	$24,995,700	$46,957,475	$51,408,293	$63,911,313	76.9%	$81.22
Replacement Reserves	0	0	0	15,738	0.0	0.02
TI/LC	0	0	0	566,788	0.7	0.72
Net Cash Flow	$24,995,700	$46,957,475	$51,408,293	$63,328,788	76.2%	$80.48

NOI DSCR(8)	1.93x	3.62x	3.96x	4.92x
NCF DSCR(8)	1.93x	3.62x	3.96x	4.88x
NOI Debt Yield(8)	5.3%	10.0%	10.9%	13.6%
NCF Debt Yield(8)	5.3%	10.0%	10.9%	13.5%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields and for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.

(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 31, 2022 totaling $1,022,459.

(4)	U/W Rent Average/Rent Step Benefit represents the present value of contractual rent steps from credit tenants and are taken through the remainder investment-grade tenants’ lease terms.

(5)	U/W Other Income includes a Vertical Decommission Revenue Adjustment of $115,232.

(6)	The underwritten economic vacancy is 4.1%. The One SoHo Square Property was 92.5% leased as of June 1, 2021.

(7)	The increase in Net Operating Income from the 2019 to 2020 and 2020 to TTM 4/30/2021 is primarily due to three new leases (13.0% of U/W Base Rent) commencing between February 2020 and March 2021. The increase in Net Operating Income from the TTM 4/30/2021 to U/W is primarily attributable to the inclusion of the present value of contractual rent step increments over the remainder of the investment-grade tenants’ lease terms ($5,035,662), as well as incremental expense reimbursements to account for adjusted real estate taxes ($5,573,438).

(8)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the One SoHo Square Senior Loan.

Appraisal. According to the appraisal, the One SoHo Square Property had an “As Is” appraised value of $1,350,000,000 as of June 10, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated June 18, 2021, there was no evidence of any recognized environmental conditions at the One SoHo Square Property.

Market Overview and Competition. The One SoHo Square Property is located within the New York City-Jersey City-White Plains metropolitan area and is part of the Hudson Square/Meatpacking Office submarket. The One SoHo Square Property benefits from the area’s mass transit infrastructure that connects Manhattan to the outer boroughs and the surrounding suburbs in the tri-state area. Air transportation is available via JFK International Airport, Newark Liberty International Airport, and LaGuardia Airport, all of which are in close proximity to the One SoHo Square Property. Further, Penn Station and Grand Central are located in New York City, offering railroad access to Long Island, New York state, Connecticut, and New Jersey. The New York City metropolitan area has a diverse economy, with major employers including JPMorgan Chase & Co., Bank of America, New York-Presbyterian Healthcare System, Macy’s, Verizon Communications, PwC, Delta Air Lines Inc., and Time Warner Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

As of the first quarter of 2021, the Midtown South Office Market had approximately 3.4 million square feet under construction with an overall vacancy rate of 17.5% and average asking rents of $76.60 per square foot. As of the first quarter of 2021, the Hudson Square/Meatpacking Office submarket had approximately 988,866 square feet under construction with an overall vacancy rate of 6.4% and average asking rents of $79.55 per square foot.

The appraisal identified seven directly competitive office comparables. Comparable buildings were built between 1910 and 1987 and range in size from 236,512 square feet to 2,921,914 square feet. Average asking rents ranged from $85.00 to $90.00 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One SoHo Square Property:

Market Rent Summary(1)

	West Building (Floors 2-7)	West Building (Floors 8-9)	West Building (Floors 10-13)	East Building (Floors 2-7)	East Building (Floors 8-9)	East Building (Floors 10-13)
Market Rent (PSF)	$92.00	$105.00	$115.00	$92.00	$97.00	$115.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable office sales pertaining to the One SoHo Square Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
635-641 Avenue of the Americas	New York, NY	1902 / 2015	267,000	Jun-2021	$325,000,000	$1,217
546 Broadway	New York, NY	1900 / NAP	93,600	Jun-2021	$160,000,000	$1,709
125 West End Avenue	New York, NY	1929 / NAP	399,309	Mar-2021	$597,015,923	$1,495
410 Tenth Avenue	New York, NY	1927 / 2021	634,359	Dec-2020	$952,840,000	$1,502
One Madison Avenue	New York, NY	1932 / 2023	1,392,565	May-2020	$2,300,000,000	$1,652
424 Fifth Avenue	New York, NY	1929 / 2020	680,493	Mar-2020	$1,289,501,065	$1,895
450 West 15th Street	New York, NY	1928 / 2012	320,789	May-2019	$600,000,000	$1,870
(2)	Information obtained from the appraisal.

Escrows.

Tax Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period (as defined below), the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next 12-month period.

Insurance Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next 12-month period.

Replacement Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period, if and to the extent the amount on deposit therein is less than $150,000, the borrower is required to fund a replacement reserve in the amount of $13,197.

TI/LC Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount equal to the lesser of (i) $65,984 and (ii) the amount that would cause the replacement reserve to contain $1.5 million.

At origination, in lieu of funding an unfunded obligations reserve, the guarantor also provided a guaranty of certain unfunded obligations including tenant improvements and leasing commissions in an amount equal to $3,142,373.

Lockbox and Cash Management. The One SoHo Square Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to direct all tenants of the One SoHo Square Property to deposit all rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the One SoHo Square Property and all other money received by the borrower or the property manager with respect to the One SoHo Square Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

business day of receipt thereof. On each business day that no One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

On each due date during the continuance of a One SoHo Square Cash Sweep Period or an event of default under the One SoHo Square Whole Loan, all funds on deposit in the cash management account after payment of debt service on the One SoHo Square Whole Loan (and the One SoHo Square Mezzanine Loan provided that an event of default is not continuing), required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the One SoHo Square Whole Loan.

A “One SoHo Square Cash Sweep Period” means each period commencing upon: (1) an event of default under the One SoHo Square Whole Loan documents and concluding upon a cure of such event of default, (2) an event of default under the One SoHo Square Mezzanine Loan (as defined below) and concluding upon a cure or waiver of such event of default, (3) the debt yield (as calculated under the related loan documents), as determined as of the last day of any two consecutive fiscal quarters, is less than 5.00% (a “One SoHo Square Debt Yield Trigger”), and concluding when the debt yield, determined as of the last day of each of two consecutive fiscal quarters thereafter, exceeds 5.00%, and (4) a failure to deliver annual, quarterly or monthly financial reports as and when required under the related loan documents and concluding when such reports are delivered and indicate that no other One SoHo Square Cash Sweep Period is continuing.

Notwithstanding the foregoing, if a One SoHo Square Cash Sweep Period is in effect or would be in effect solely as a result of a One SoHo Square Debt Yield Trigger, the borrowers may avoid the commencement of or terminate the continuance of a One SoHo Square Cash Sweep Period by either (x) prepaying (or partially defeasing) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0%, or (y) delivering to the lender, as additional collateral (the “One SoHo Square Debt Yield Collateral”), a letter of credit or cash equivalents satisfactory to the lender in an amount (the “One SoHo Square Debt Yield Cure Amount”) that, when subtracted from the sum of the then outstanding principal balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan would result in a debt yield that exceeds 5.0%. Thereafter, if the One SoHo Square Debt Yield Cure Amount as of the last day of any fiscal quarter exceeds the aggregate amount of the One SoHo Square Debt Yield Collateral held by the lender, then a One SoHo Square Cash Sweep Period will commence unless the borrowers prepay (or partially defease) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0% or increases the amount of the One SoHo Square Debt Yield Collateral to the then-current One SoHo Square Debt Yield Cure Amount.

Property Management. The One SoHo Square Property is self-managed by MEL Management Corp. (d/b/a Stellar Management), an affiliate of the borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the One SoHo Square Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $120.0 million (the “One SoHo Square Mezzanine Loan”, and together with the One SoHo Square Whole Loan, the “One SoHo Square Total Debt”). The One SoHo Square Mezzanine Loan is secured by the pledge of the direct equity interest in the borrowers and is coterminous with the One SoHo Square Whole Loan. The One SoHo Square Mezzanine Loan accrues interest at a rate of 5.05000% per annum. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to the One SoHo Square Mezzanine Loan:

	Mezzanine Loan Original Principal Balance	Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
One SoHo Square Mezzanine Loan	$120,000,000	5.050%	84	0	84	2.28x	7.1%	67.0%

Future Mezzanine or Subordinate Indebtedness Permitted. The related loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including among others, such mezzanine debt (i) is not in excess of $90.5 million, (ii) is subordinate to the One SoHo Square Mezzanine Loan, (iii) is obtained any time after July 9, 2023, (iv) is provided by a qualified lender (as defined in the loan documents), (v) is subject to an intercreditor agreement reasonably acceptable to the lender, (vi) is either coterminous with the One SoHo Square Whole Loan or freely pre-payable without premium or penalty from and after the related One SoHo Square Whole Loan maturity date, (vii) as of the date of its incurrence, does not cause the DSCR to be less than 2.22x or the debt yield to be less than 6.82%, (viii) as of the date of its incurrence, does not cause the aggregate loan-to-value ratio of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan, based on an updated appraisal of the One SoHo Square Property, to be greater than 67.0%, (ix) delivery of a rating agency confirmation and (x) if the mezzanine debt bears a floating rate of interest,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

execution of an interest rate cap agreement from a counterparty reasonably acceptable to the lender. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the One SoHo Square Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 1 Union Square South Retail

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[TBD/TBD/TBD]			Property Type – Subtype:	Retail – Anchored
Original Principal Balance:	$75,000,000			Location:	New York, NY
Cut-off Date Balance:	$75,000,000			Size:	236,215 SF
% of Initial Pool Balance:	5.7%			Cut-off Date Balance Per SF:	$317.51
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$317.51
Borrower Sponsor:	The Related Companies, L.P.			Year Built/Renovated:	1998/NAP
Guarantor:	The Related Companies, L.P.			Title Vesting(3):	Leasehold
Mortgage Rate:	2.2710%			Property Manager:	Self-managed
Note Date:	September 10, 2021			Current Occupancy (As of):	100.0% (6/1/2021)
Seasoning:	1 month			YE 2020 Occupancy:	100.0%
Maturity Date:	October 6, 2031			YE 2019 Occupancy:	100.0%
IO Period:	120 months			YE 2018 Occupancy:	100.0%
Loan Term (Original):	120 months			YE 2017 Occupancy:	100.0%
Amortization Term (Original):	NAP			As-Is Appraised Value(4):	$290,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF(4):	$1,227.70
Call Protection:	L(25),D(91),O(4)			As-Is Appraisal Valuation Date:	August 11, 2021
Lockbox Type(1):	Soft / Springing Cash Management			Underwriting and Financial Information(3)
Additional Debt:	None			TTM NOI (6/30/2021):	$18,831,867
Additional Debt Type (Balance):	NAP			YE 2020 NOI:	$18,054,986
				YE 2019 NOI:	$19,026,855
				YE 2018 NOI:	$18,660,453
				U/W Revenues:	$32,610,437
				U/W Expenses:	$18,749,734
Escrows and Reserves(2)				U/W NOI(5):	$13,860,703
	Initial	Monthly	Cap	U/W NCF:	$13,336,306
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	8.03x / 7.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	18.5% / 17.8%
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	18.5% / 17.8%
TI/LC	$0	Springing	NAP	Cut-off Date LTV Ratio:	25.9%
Regal Letter of Credit(2)	$7,222,923	$0	NAP	LTV Ratio at Maturity:	25.9%
Ground Rent Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$75,000,000	98.1%	Loan payoff	$75,366,250	98.6%
Cash equity contribution	1,432,990	1.9	Closing costs	1,066,740	1.4
Total Sources	$76,432,990	100.0%	Total Uses	$76,432,990	100.0%

(1)	See “Lockbox and Cash Management” section for further description.

(2)	See “Escrows” section.

(3)	See “Ground Lease” section.

(4)	While the 1 Union Square South Retail Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1 Union Square South Retail Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The decrease in U/W NOI compared to historicals is primarily due to the underwritten vacancy factor and ground rent expense (see “Operating History and Underwritten Net Cash Flow” and “Ground Lease” sections).

The Mortgage Loan. The sixth largest mortgage loan (the “1 Union Square South Retail Mortgage Loan”) is evidenced by a first priority leasehold mortgage encumbering an anchored retail property totaling 236,215 square feet located in New York, New York (the “1 Union Square South Retail Property”).

The Borrower and Borrower Sponsors. The borrower is Union Square Retail Lessee, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1 Union Square South Retail Mortgage Loan. The borrower sponsor and nonrecourse carveout guarantor is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

The Related Companies, L.P (“Related”). The borrower is owned 51% by OTR (an affiliate of the State Teachers Retirement System of Ohio) and 49% by Related Union Square Retail Associates, LLC (“RUSRA”), an affiliate of Related.

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets and has offices and major developments in New York City, Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C., London and Abu Dhabi. Related disclosed 11 prior foreclosures and defaults, primarily driven by the great recession.

The Property. The 1 Union Square South Retail Property consists of the leasehold interest in a 5-level (inclusive of lower level) retail property located within the base of a 27-story luxury residential building located on an entire city black bounded by East 14th Street, Fourth Avenue, East 13th Street and Broadway in the Union Square neighborhood of Manhattan (the residential portion of the building is not part of the collateral). Built in 1998, the 1 Union Square South Retail Property comprises 236,215 square feet of rentable area and is currently 100.0% occupied by seven tenants, including Regal Cinema, Best Buy, Nordstrom Rack, Duane Reade, Citibank, Mid Rockland Imaging, and Union Square Wines. Approximately 51.5% of the underwritten base rent is attributable to investment grade tenants (Citibank, Duane Reade and Best Buy). The property has been 100.0% occupied since 2010, and all current tenants have been in-place since 2010 or earlier. The 1 Union Square South Retail Property is subject to a ground lease through December 31, 2095 (see “Ground Lease” section below).

The ground floor of the 1 Union Square South Retail Property contains an entrance for each of the seven tenants and three retail suites which are occupied by Citibank, Duane Reade and Union Square Wines. Best Buy occupies second floor space within the property with a small entrance area on the ground floor. Nordstrom Rack and Mid Rockland Imaging occupy lower level space, also with small ground floor entrance areas. The Regal Cinema theater space is accessed along Broadway and East 13th Street and contains a box office area on the ground floor with the majority of the space on the second through fourth floors.

Two wholly owned subsidiaries of the borrower (Union Square Development Associates, LLC and Union Square Development Associates II, LLC) were formed to hold the interests in leases to Circuit City and Virgin, respectively, as an aspect of the borrower’s leasing strategy for replacement tenants for those spaces within the lease approval constraints established by the 1 Union Square South Ground Lease (see “Ground Lease” section). Circuit City and Virgin are no longer in occupancy, and the subsidiaries have entered into subleases with each of the tenants currently in occupancy at the 1 Union Square South Property (collectively, the related rent is the “Sub-Rent”), except for Regal Cinema (with whom the borrower has a direct lease). The subsidiaries are required to remain special purpose entities and have no assets or liabilities other than their interests in the leases and subleases. As additional security for the 1 Union Square South Retail Mortgage Loan, the borrower has pledged its interests in the subsidiaries.

Major Tenants.

Largest Tenant by UW Base Rent: Regal Cinema (118,779 square feet; 50.3% of net rentable area; 24.5% of underwritten base rent; 4/30/2028 lease expiration) – Regal Cinema operates a 17-screen flagship movie theater at the 1 Union Square South Retail Property. The tenant has been in occupancy since 1998 and signed an extension on March 4, 2019 for five years from May 1, 2023 through April 30, 2028 at a base rental rate of $56.96 per square foot. In conjunction with the extension, the tenant contributed approximately $8 million of its own capital towards a renovation of its space with the borrower contributing approximately $2 million (total renovation cost was approximately $10 million, or $84 per square foot). The recent renovations increased the theater from 14 to 17 screens and added state-of-the-art cinematic experiences, including a panoramic Screen X and enhanced 4DX experience (which combines smell and motion to the viewing experience), as well as a bar and Lavazza coffee shop. Regal Cinema has three, five-year extension options following its 2028 lease expiration. As further outlined in the “COVID-19 Update” section below, Regal Cinema is currently paying 12% of gross sales in lieu of all base rent and expense reimbursements through May 31, 2022. The borrower deposited the Regal Letter of Credit in the amount of $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements from October 2021 through May 2022.

2nd Largest Tenant by UW Base Rent: Citibank (9,755 square feet; 4.1% of net rentable area; 19.0% of underwritten base rent; 3/31/2028 lease expiration) – Citibank has operated a bank branch at the 1 Union Square South Property since 2010 and recently extended its lease for eight years from April 1, 2020 through March 31, 2028. The appraiser concluded to a market rent of $475 per square foot for the Citibank space. The tenant has a current rental rate of $475 per square foot and was underwritten to its straight line average over the remaining lease term of $499.81 due to the tenant’s investment grade nature. Citibank has the right, effective at any time, to terminate its lease with respect to approximately 2,000 square feet of ground floor space, upon 2 years’ prior written notice to the landlord. Citibank has two, five-year renewal options following its March 2028 lease expiration.

3rd Largest Tenant by UW Base Rent: Nordstrom Rack (32,136 square feet; 13.6% of net rentable area; 18.1% of underwritten base rent; 6/30/2025 lease expiration) – Nordstrom Rack has been a tenant since 2009 and renewed its lease on June 30, 2020 for five years through June 30, 2025. The appraiser concluded to a market rent of $145 per square foot for the Nordstrom Rack space compared to the tenant’s current contractual and underwritten rent of $145.18 per square foot. Nordstrom Rack has three, five-year extension options following its 2025 lease expiration.

COVID-19 Update. As of October 14, 2021, the 1 Union Square South Retail Property was fully operational with all tenants open for business. The following tenants are currently subject to rent relief agreements:

●	Regal Cinema (24.5% of underwritten base rent) negotiated a rent relief agreement in July 2021, which states that all rent owed from April 1, 2020 to June 20, 2021 will be deferred and repaid over 60 monthly instalments commencing June 1, 2022

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

(provided that, as long as the tenant performs all of its duties in a timely manner (including all payments scheduled in the agreement), then the landlord will waive the repayment of 40% of the total deferred rent). The tenant is also entitled to apply a $2 million credit as a tenant improvement abatement to the deferred rent owed beginning June 1, 2022. In addition, from June 21, 2021 to May 31, 2022, the tenant is required to pay 12% of gross sales in lieu of all base rent and expense reimbursements (with the tenant returning to its contracted rent on June 1, 2022). The borrower deposited the Regal Letter of Credit in the amount of $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements from October 2021 through May 2022.

●	Best Buy (16.0% of underwritten base rent) received 100% base rent deferment for rent owed in September, October, and November 2020, which is being repaid in 12 monthly instalments, which commenced in January 2021.

●	Union Square Wines (3.1% of underwritten base rent) is currently receiving a 25% base rent abatement through December 2021 (contracted base rent will re-commence in January 2022).

The following table presents certain information relating to the tenancy at the 1 Union Square South Retail Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Regal Cinema(3)	NR/Ba1/NR	118,779	50.3%	$52.99	$6,294,078	24.5%	4/30/2028	3, 5-year	N
Citibank	A/A3/BBB+	9,755	4.1%	$499.81	$4,875,648	19.0%	3/31/2028	2, 5-year	Y(4)
Nordstrom Rack	BBB/Ba1/BB+	32,136	13.6%	$145.18	$4,665,600	18.1%	6/30/2025	3, 5-year	N
Duane Reade	BBB-/Baa2/BBB	13,947	5.9%	$304.61	$4,248,375	16.5%	9/30/2030	4, 5-year	N
Best Buy	NR/A3/BBB+	46,088	19.5%	$89.54	$4,126,720	16.0%	1/31/2025	4, 5-year	N
		220,705	93.4%	$109.70	$24,210,421	94.1%

Non-Major Tenants		15,510	6.6%	$97.24	$1,508,129	5.9%

Occupied Collateral Total		236,215	100.0%	$108.88	$25,718,550	100.0%

Vacant Space		0	0.0%

Collateral Total		236,215	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2022 totaling $30,696, as well as straight line rent averaging credit over the remaining lease terms for Citibank and Duane Reade due to the investment grade nature of these tenants. The current contractual rental rates for Citibank and Duane Reade are $475.00 per square foot and $288.47 per square foot, respectively.

(3)	Regal Cinema is currently required to pay 12% of gross sales in lieu of base rent and reimbursements through May 31, 2022, at which point the tenant will re-commence paying its contracted base rent of $52.99 per square foot, plus reimbursements. The borrower deposited the Regal Letter of Credit in the amount of $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements for October 2021 through May 2022.

(4)	Citibank has the right, effective at any time, to terminate its lease with respect to approximately 2,000 square feet of ground floor space, upon two years’ written notice to the landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

The following table presents certain information relating to the historical sales at the 1 Union Square South Retail Property:

Historical Sales(1)

	2017 Sales (PSF)	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)(2)	Occupancy Cost (2019)(2)
Regal Cinema(3)	$1,738,239	$1,759,546	$787,385(4)	$110,706(4)	44.8%(4)
Citibank	NAP	NAP	NAP	NAP	NAP
Nordstrom Rack	$1,413	$1,272	$1,171	$388	14.6%
Duane Reade	$926	$919	$844	$603	36.9%
Best Buy	$1,465	$1,483	$1,291	$629	10.8%

(1)	Information obtained from the borrower and underwritten rent roll.

(2)	2020 operations and sales were negatively impacted by COVID-19. The occupancy costs shown are based on underwritten rent and reimbursements divided by 2019 sales, unless otherwise noted.

(3)	Regal Cinema sales PSF are shown on a per-screen basis, based on 14 screens.

(4)	Regal Cinema underwent a substantial 18-month renovation totalling approximately $10 million over the course of 2019 and 2020, which increased the theatre to 17 screens and added state-of-the-art cinematic experiences. Due to operations being impacted by both COVID-19 and the renovations, the occupancy cost shown for Regal Cinema is based on 2018 sales.

The following table presents certain information relating to the lease rollover schedule at the 1 Union Square South Retail Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	2	78,224	33.1%	78,224	33.1%	$8,792,320	34.2%	$112.40
2026	0	0	0.0%	78,224	33.1%	$0	0.0%	$0.00
2027	0	0	0.0%	78,224	33.1%	$0	0.0%	$0.00
2028	2	128,534	54.4%	206,758	87.5%	$11,169,726	43.4%	$86.90
2029	0	0	0.0%	206,758	87.5%	$0	0.0%	$0.00
2030	3	29,457	12.5%	236,215	100.0%	$5,756,504	22.4%	$195.42
2031	0	0	0.0%	236,215	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	236,215	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	236,215	100.0%	$0	0.0%	$0.00
Total/Weighted Average	7	236,215	100.0%			$25,718,550	100.0%	$108.88

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have termination options, which are not reflected on the table above.

The following table presents historical occupancy percentages at the 1 Union Square South Retail Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/1/2021(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from tenant leases.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1 Union Square South Retail Property:

Cash Flow Analysis

	2018	2019	2020	TTM 6/30/2021	U/W	%(1)	U/W $ per SF
Base Rent	$24,422,672	$24,819,907	$24,268,821	$25,111,883	$25,718,550(2)	75.9%	$108.88
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$24,422,672	$24,819,907	$24,268,821	$25,111,883	$25,718,550	75.9%	$108.88
Other Income	0	0	0	0	0	0.0	0.00
Percentage Rent	8,290	0	0	0	0	0.0	0.00
Total Recoveries	8,452,746	8,884,562	8,572,586	8,981,285	8,177,815	24.1	$34.62
Net Rental Income	$32,883,708	$33,704,469	$32,841,407	$34,093,168	$33,896,365	100.0%	$143.50
(Vacancy & Credit Loss)	0	0	0	0	(1,285,927)(3)	5.0	(5.44)
Effective Gross Income	$32,883,708	$33,704,469	$32,841,407	$34,093,168	$32,610,437	96.2%	$138.05

Real Estate Taxes	$8,670,409	$8,990,880	$9,160,009	$9,368,311	$9,160,009	28.1%	$38.78
Insurance	78,802	85,302	83,435	84,306	113,079	0.3	0.48
Management Fee	494,872	497,681	377,184	410,169	652,209	2.0	2.76
Ground Rent	3,723,059	3,933,798	3,933,798	3,933,798	7,543,743(4)	23.1	31.94
Other Operating Expenses	1,256,113	1,169,953	1,231,994	1,464,717	1,280,694	3.9	5.42
Total Operating Expenses	$14,223,255	$14,677,614	$14,786,421	$15,261,301	$18,749,734	57.5%	$79.38

Net Operating Income	$18,660,453	$19,026,855	$18,054,986	$18,831,867	$13,860,703(5)	42.5%	$58.68
Replacement Reserves	0	0	0	0	51,967	0.2	0.22
TI/LC	0	0	0	0	472,430	1.4	2.00
Net Cash Flow	$18,660,453	$19,026,855	$18,054,986	$18,831,867	$13,336,306	40.9%	$56.46

NOI DSCR	10.81x	11.02x	10.46x	10.90x	8.03x
NCF DSCR	10.81x	11.02x	10.46x	10.90x	7.72x
NOI Debt Yield	24.9%	25.4%	24.1%	25.1%	18.5%
NCF Debt Yield	24.9%	25.4%	24.1%	25.1%	17.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent includes contractual rent steps through February 2022 totaling $30,696

(3)	The underwritten economic vacancy is 5.0%. The 1 Union Square South Retail Property was 100.0% physically occupied as of June 1, 2021.

(4)	The underwritten ground rent expense represents the 10-year average projected ground rent payments (see “Ground Lease” section).

(5)	The decline in U/W Net Operating Income compared to historicals is primarily attributable to underwritten vacancy and ground rent.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 1 Union Square South Retail Property of $290,000,000 as of August 11, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated August 6, 2021, there was no evidence of any recognized environmental conditions at the 1 Union Square South Retail Property.

Market Overview and Competition. The 1 Union Square South Retail Property is located on an entire city block bounded by East 14th Street to the north, 4th Avenue to the east, East 13th Street to the south and Broadway to the west, within the Union Square neighborhood of Manhattan. The property is adjacent to Union Square, a 9-acre park situated along the northeastern edge of Greenwich Village that is home to the oldest and largest greenmarket in New York City. The area immediately surrounding Union Square contains a vibrant mix of uses comprising office, hotel, retail and residential. According to the appraisal, the area’s historical commercial use is evident by the concentration of traditional loft buildings, many of which have been converted for office and residential uses. Further, the neighborhood’s luxury residential space, retail shops, restaurants, and boutique hotels attract both local residents and tourists. According to a third-party market research provider, within a two mile radius of the 1 Union Square South Retail Property, the estimated 2021 population and average household income are 619,910 and $146,357, respectively.

According to a third-party market research report, the property is situated within the Gramercy Park submarket of the New York retail market. As of the third quarter of 2021, the submarket reported total inventory of approximately 2.4 million square feet with a 4.0% vacancy rate and average asking rents of $115.34 per square foot. Since 2006, the submarket has reported an average vacancy rate of approximately 2.4%. The appraiser concluded to market rents for the 1 Union Square South Retail Property ranging from $55.00 per square foot for the Regal Cinema movie theater space to $475.00 per square foot for the ground-corner Citibank space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1 Union Square South Retail Property:

Market Rent Summary(1)

	Ground-Corner (Citibank)	Ground-Union Square South Retail (Duane Reade)	Second Floor (Best Buy)	Lower Level (Nordstrom Rack)	Multi-Level Theater (Regal Cinema)
Market Rent (PSF)	$475	$385	$150	$145	$55
Lease Term (Years)	10	15	15	15	15
Lease Type	Gross	Gross	Gross	Gross	Net
Rent Increase Projection	3.0%/Year	3.0%/Year	3.0%/Year	3.0%/Year	10% Every 5 Years

(2)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – Ongoing reserves for real estate taxes are not required as long as no Cash Trap Event Period (as defined below) has occurred and is continuing.

Insurance – Ongoing insurance reserves are not required as long as (i) no Cash Trap Event Period has occurred and is continuing; and (ii) an acceptable blanket policy is in effect.

Replacement Reserve – Ongoing replacement reserves are not required as long as no Cash Trap Event Period has occurred and is continuing. Upon the occurrence and continuance of a Cash Trap Event Period, ongoing monthly replacement reserves will be required in an amount equal to $3,937 (approximately $0.20 per square foot per year).

Leasing Reserve – Ongoing leasing reserves are not required as long as no Cash Trap Event Period has occurred and is continuing. Upon the occurrence and continuance of a Cash Trap Event Period, ongoing monthly leasing reserves will be required in an amount equal to $39,369 (approximately $2.00 per square foot per year).

Regal Letter of Credit – The borrower deposited a letter of credit in an amount equal to $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements from October 2021 through May 2022.

Ground Rent Reserve – Ongoing ground rent reserves are not required as long as no Cash Trap Event Period has occurred and is continuing. Upon the occurrence and continuance of a Cash Trap Event Period, ongoing ground rent reserves will be required in an amount equal to the ground rent payable under the ground lease for the month in which the monthly payment date occurs.

Lockbox and Cash Management. The borrower is required to direct tenants to pay all rents directly into a “Property Account” established by the borrower and controlled and administered by OTR (which holds a 51% equity interest in the borrower). In addition, the 1 Union Square South Retail Mortgage Loan is structured with an in-place soft lockbox with springing cash management, into which the borrower is required to cause all funds deposited into the property account that would otherwise be payable to RUSRA (which holds a 49% equity interest in the borrower) under the operating agreement to be deposited directly. In the absence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the RUSRA’s operating account on each business day. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account, and all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or

(ii)	the net cash flow debt yield falling below 8.5%.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 9.0% for two consecutive calendar quarters.

Property Management. The 1 Union Square South Retail Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

Ground Lease. The 1 Union Square South Retail Property is subject to a ground lease with First Sterling Corporation and West Realty Co., LLC, collectively, as ground lessor and the borrower as ground lessee (the “1 Union Square South Ground Lease”). The 1 Union Square South Ground Lease has an expiration date of December 31, 2095 with no renewal options. The current ground rental rate is $3,933,798, which is fixed through June 30, 2023. On July 1, 2023, the ground rent will enter its first “Revaluation Period”, at which point the ground rent will be adjusted based on a reset formula defined in the ground lease. The reset formula effectively equates to the total annual in-place base rent at the 1 Union Square South Retail Property (including Sub-Rent, as applicable; in addition to market rent for any then vacant space, as applicable) at the time of the revaluation multiplied by 30.69% (the “Adjustment Factor”). According to the appraisal, the total annual base rental rate at the time of the first revaluation is estimated to be $26,006,771, which when multiplied by 30.69%, would equate to an annual estimated ground rent of $7,981,478 for the period commencing July 1, 2023 and ending June 30, 2028. Note, the Adjustment Factor could be increased by percentage rent payments; however, no percentage rent payments were forecasted by the appraisal. The adjusted ground rent for the second and third revaluation periods (occurring in 2048 and 2073, respectively) will be calculated in the same manner based on the total Sub-Rent rental rates at the commencement of the respective periods. The ground rent schedule is further outlined in the table below.

Period	Annual Ground Rent
July 1, 2018 – June 30, 2023	$3,933,798
July 1, 2023 – June 30, 2028	First Revaluation Period
7th through 10th Rental Periods (July 1, 2028 – June 30, 2048)	12% increase every 5 years
11th Rental Period (July 1, 2048 – June 30, 2053)	Second Revaluation Period
12th through 15th Rental Periods (July 1, 2053 – June 30, 2073)	12% increase every 5 years
16th Rental Period (July 1, 2073 – June 30, 2078)	Third Revaluation Period
17th though ground lease expiration (July 1, 2078 – December 31, 2095)	12% increase every 5 years

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1 Union Square South Retail Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 1 Union Square South Retail Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Raymour & Flanigan Campus

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Warehouse Distribution
	Original Principal Balance(1):	$57,000,000		Location:	Liverpool, NY
	Cut-off Date Balance(1):	$57,000,000		Size:	952,214 SF
	% of Initial Pool Balance:	4.3%		Cut-off Date Balance Per SF(1):	$91.37
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$91.37
	Borrower Sponsors:	Neil Goldberg and Seth Goldberg		Year Built/Renovated:	1970/2016-2020
	Guarantor:	Neil Goldberg Family Asset Preservation Trust		Title Vesting:	Fee
	Mortgage Rate:	2.9250%		Property Manager:	Self-managed
	Note Date:	September 9, 2021		Current Occupancy (As of):	100.0% (11/1/2021)
	Seasoning:	1 month		TTM 6/30/2021 Occupancy:	100.0%
	Maturity Date:	October 1, 2031		YE 2020 Occupancy:	100.0%
	IO Period:	120 months		YE 2019 Occupancy:	100.0%
	Loan Term (Original/ARD):	120 months		YE 2018 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(5):	$149,000,000
	Loan Amortization Type:	Interest only		As-Is Appraised Value Per SF:	$156.48
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	August 4, 2021
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information(3)
	Additional Debt(1):	Yes		TTM NOI(4):	$4,473,049
	Additional Debt Type (Balance) (1):	Pari Passu ($30,000,000)		YE 2020 NOI:	$4,473,047
				YE 2019 NOI:	$4,353,047
				YE 2018 NOI:	$4,903,048
				U/W Revenues:	$11,411,073
				U/W Expenses:	$2,963,549
Escrows and Reserves(2)				U/W NOI(4):	$8,447,524
	Initial	Monthly	Cap	U/W NCF:	$7,809,540
Taxes	$216,876	$108,438	NAP	U/W DSCR based on NOI/NCF(1):	3.27x / 3.03x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.7% / 9.0%
Replacement Reserve	$0	$13,490	$650,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.7% / 9.0%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.4%
Required Repairs	$36,000	$0	NAP	LTV Ratio at Maturity(1):	58.4%

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$87,000,000	100.0%	Return of Equity	$45,599,654	52.4%
			Loan Payoff	39,240,759	45.1
			Closing Costs	1,906,710	2.2
			Reserves	252,876	0.3
Total Sources	$87,000,000	100.0%	Total Uses	$87,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Raymour & Flanigan Campus Whole Loan (as defined below).
(2)	See “Escrows” section.
(3)	While the Raymour & Flanigan Campus Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Raymour & Flanigan Campus Whole Loan more severely than assumed in the underwriting of the Raymour & Flanigan Campus Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	The increase in UW NOI from TTM NOI is attributable to the single tenant, Raymours Furniture Company, Inc., executing a new 15-year NNN lease in September 2021.
(5)	The appraisal also provided a “Hypothetical – As Dark” value of $90,700,000 as of August 4, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $95, 95.9% and 95.9%, respectively.

The Mortgage Loan. The mortgage loan (the “Raymour & Flanigan Campus Mortgage Loan”) is part of a whole loan (the “Raymour & Flanigan Campus Whole Loan”) evidenced by two pari passu senior promissory notes in the aggregate original principal amount of $87,000,000. The Raymour & Flanigan Campus Whole Loan is secured by a first priority fee mortgage encumbering a 952,214 square foot industrial warehouse distribution center located in Liverpool, New York (the “Raymour & Flanigan Campus Property”). The Raymour & Flanigan Campus Mortgage Loan is evidenced by Note A-1 with an original principal amount of $57,000,000. Note A-2 was contributed to BANK 2021-BNK36 securitization trust. The Raymour & Flanigan Campus Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$57,000,000	$57,000,000	BANK 2021-BNK37	Yes
A-2	$30,000,000	$30,000,000	BANK 2021-BNK36	No
Total	$87,000,000	$87,000,000

The Borrower and Borrower Sponsors. The borrower is Campus FSC, LLC (the “Raymour & Flanigan Campus Borrower”), a New York limited liability company structured to be bankruptcy-remote with two independent directors. The borrower sponsors are Neil Goldberg and Seth Goldberg, and the non-recourse carveout guarantor is Neil Goldberg Family Asset Preservation Trust.

The Goldberg family has owned and operated Raymours Furniture Company, Inc. (d.b.a. Raymour & Flanigan Furniture) (“Raymour & Flanigan”) since its founding in 1947. Neil Goldberg, the Chief Executive Officer and Chairman of Raymour & Flanigan, joined the family business in 1972 and was later joined by Steven Goldberg and Michael Goldberg. Seth Goldberg became President of Raymour & Flanigan in January 2021. Collectively, the family members serve as the senior executives of Raymour & Flanigan and oversee the operation of over 11.0 million square feet of commercial real estate, which includes a portfolio of 80 retail, 20 industrial and 1 office property related to the furniture business, as well as 125 retail and 7 industrial properties with third party tenants. The borrower sponsors have owned the Raymour & Flanigan Campus Property for more than 20 years.

The Property. The Raymour & Flanigan Campus Property is a 952,214 square feet, Class A, industrial warehouse distribution center that was constructed in 1970 on a 66.28-acre site in Liverpool, New York. The Raymour & Flanigan Campus Property is 100.0% occupied by Raymours Furniture Company, Inc. and serves as the company’s headquarters. In total, the campus has 818,475 square feet (86.0%) of warehouse space and 133,739 square feet (14.0%) of office/flex space and features 713 surface parking spaces. The five buildings that comprise the improvements include the Northern Distribution Center, the Field Support Center, the Customer Service and Learning Development Center, the Transportation Building and the Recycling Building.

The Northern Distribution Center building is located at 7230 Morgan Road and is comprised of 584,206 square feet (551,602 square feet of warehouse space and 32,604 square feet of office space). The warehouse space is used as one of four main distribution hubs for Raymour & Flanigan, receiving furniture directly from foreign and domestic manufacturers, and features 44-foot clear ceiling heights and 74 elevated loading docks. The office space is used to house Raymour & Flanigan’s information technology department, which includes inventory management, e-commerce and technology security.

The Field Support Center building is located at 7248 Morgan Road and is comprised of 113,364 square feet (67,258 square feet of warehouse space and 46,106 square feet of office space). The warehouse space is used as a film studio for filming of all television commercials and photography used for all print and media for Raymour & Flanigan, and features 16-foot clear ceiling heights and three elevated loading docks. The office space houses corporate functions including human resources, finance, accounting, marketing, operations, logistics, legal and real estate.

The Customer Service and Learning Development Center building is located at 7272 Morgan Road and is comprised of 195,835 square feet (146,178 square feet of warehouse space and 49,657 square feet of office space). The warehouse space is used for customer service, delivering products to end users, and features 16-foot clear ceiling heights and 20 elevated loading docks. The office space is used for corporate leadership development programs and for the customer care department.

The Transportation Building is located at 4545 Morgan Place and is comprised of 18,419 square feet (13,047 square feet of warehouse space and 5,372 square feet of office space). The Transportation Building is used by Raymour & Flanigan to service all trucks, trailers, tractors and fleet vehicles and features 16-foot clear ceiling heights and 12 drive-in doors.

The Recycling Building is located at 4563 Morgan Place and features 40,390 square feet of warehouse space used to compact and process cardboard, plastic and Styrofoam used by Raymour & Flanigan’s operations for recycling and sale in the secondary market. The Recycling Building features 16-foot clear ceiling heights, two drive-in doors and 18 elevated loading docks.

The Raymour & Flanigan Campus Property is located approximately 6.0 miles from Syracuse. Primary access to the Raymour & Flanigan Campus Property is provided by Morgan Road, Factory Avenue, Liverpool Bypass/Crown Road and Henry Clay Boulevard. Regional access is provided by Interstate 90 (New York State Thruway), with direct access less than one mile from the Raymour & Flanigan Campus Property, and Interstates 81 and 690.

COVID-19 Update. As of October 26, 2021, the Raymour & Flanigan Campus Whole Loan is not subject to any forbearance, modification or debt service relief request. As of September 9, 2021, the borrower has reported that the Raymour & Flanigan Campus Property is open and operating, with the sole tenant having paid its full October 2021 rent payment. Raymour & Flanigan has not been granted any rent relief and has not missed any rent payments.

Major Tenant.

Raymours Furniture Company, Inc. (952,214 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent). Raymours Furniture Company, Inc. is the sole tenant at the Raymour & Flanigan Campus Property and is affiliated with the borrower sponsors. The borrower sponsors, Neil and Seth Goldberg, and various members of their family, own and control Raymour & Flanigan, the largest furniture retailer in the Northeast United States. Founded in 1947, Raymour & Flanigan is a privately held, family run American furniture

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

retail chain headquartered in Liverpool, New York. Raymour & Flanigan operates 103 full-line showrooms, 27 outlet centers, 5 clearance centers, 15 customer service centers and 4 distribution centers, serving customers in seven states: Connecticut, Delaware, Massachusetts, New Jersey, New York, Pennsylvania and Rhode Island. Approximately one-third of Raymour & Flanigan’s sales are generated in the metropolitan New York market.

Raymours Furniture Company, Inc. has been a tenant at the Raymour & Flanigan Campus Property for over 20 years and, in September 2021, signed a new 15-year NNN lease at a fixed annual rent of $9.50 PSF and no termination or contraction options.

The following table presents certain information relating to the tenancy at the Raymour & Flanigan Campus Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)

Raymours Furniture Company, Inc.	NR/NR/NR	952,214	100.0%	$9.50	$9,048,156	100.0%	9/8/2036	N

Collateral Total		952,214	100.0%	$9.50	$9,048,156	100.0%

(1)	Information is based on the borrower rent roll.

The following table presents certain information relating to the lease rollover schedule at the Raymour & Flanigan Campus Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	952,214	100.0%	952,214	100.0%	$9,048,156	100.0%	$9.50
Vacant	0	0	0.0%	952,214	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	952,214	100.0%			$9,048,156	100.0%	$9.50
(1)	Information is based on the borrower rent roll.

The following table presents historical occupancy percentages at the Raymour & Flanigan Campus Property:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	6/30/2021	11/1/2021
100.0%	100.0%	100.0%	100.0%	100.0%

(1)      Information obtained from the borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Raymour & Flanigan Campus Property:

Cash Flow Analysis

	2018	2019	2020	6/30/2021 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$4,903,048	$4,353,047	$4,473,047	$4,473,048	$9,048,156	75.3%	$9.50
Reimbursements	2,281,884	2,562,141	3,412,875	2,601,350	2,963,500	24.7	3.11
Net Rental Income	$7,184,932	$6,915,188	$7,885,922	$7,074,398	$12,011,656	100.0%	$12.61
(Vacancy & Concessions)	0	0	0	0	(600,583)	(6.6)(3)	(0.63)
Effective Gross Income	$7,184,932	$6,915,188	$7,885,922	$7,074,398	$11,411,073	100.0%	$11.98

Real Estate Taxes	1,142,427	1,222,870	2,179,370	1,228,260	1,295,087	11.3	1.36
Insurance	262,361	320,155	322,525	322,525	351,750	3.1	0.37
Other Operating Expenses	877,096	1,019,116	910,980	1,050,564	1,316,712	11.5	1.38
Total Operating Expenses	$2,281,884	$2,562,141	$3,412,875	$2,601,349	$2,963,549	26.0%	$3.11

Net Operating Income	$4,903,048	$4,353,047	$4,473,047	$4,473,049	$8,447,524	74.0%	$8.87
Replacement Reserves	0	0	0	0	161,876	1.4	0.17
TI/LC	0	0	0	0	476,108	4.2	0.50
Net Cash Flow	$4,903,048	$4,353,047	$4,473,047	$4,473,049	$7,809,540	68.4%	$8.20

NOI DSCR(4)	1.90x	1.69x	1.73x	1.73x	3.27x
NCF DSCR(4)	1.90x	1.69x	1.73x	1.73x	3.03x
NOI Debt Yield(4)	5.6%	5.0%	5.1%	5.1%	9.7%
NCF Debt Yield(4)	5.6%	5.0%	5.1%	5.1%	9.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	UW Gross Potential Rent is based on base rent in place per lease of $9.50 PSF, which is fixed with no rent bumps. The increase in UW Gross Potential Rent from historical periods is attributable to the single tenant, Raymours Furniture Company, Inc., executing a new 15-year NNN lease in September 2021.
(3)	Includes economic vacancy. The Raymour & Flanigan Campus Property is currently 100.0% occupied.
(4)	Debt service coverage ratios and debt yields are based on the Raymour & Flanigan Campus Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Raymour & Flanigan Campus Property of $149,000,000 as of August 4, 2021. The appraisal also provided a “Hypothetical-As Dark” value of $90,700,000 as of August 4, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $95, 95.9% and 95.9%, respectively, based on the principal balance of the Raymour & Flanigan Campus Whole Loan.

Environmental Matters. The Phase I environmental site assessment dated August 23, 2021, concluded that due to the age of the subject property buildings, there is a potential that asbestos-containing material (“ACM”) and/or lead-based paint (LBP) are present. An Operations and Maintenance Program was implemented to safely manage the suspected ACMs located at the Raymour & Flanigan Campus Property. The Transportation Building has been used as a vehicle maintenance center since the 1990s. A trench drain system in the staging area collects spilled fluids that are directed to an oil-water separator system and discharged to the city sewer system. There is some evidence of superficial oil staining on paved areas. The lender obtained a Remedial Cost Estimate from the Consultant to determine worst case costs to assess the systems and their impact to soil and groundwater, to achieve regulatory closure. The Consultant determined a worst case cost of $454,425.

Market Overview and Competition. The Raymour & Flanigan Campus Property is located within the Northeast Outer Onondaga County industrial submarket of the Syracuse industrial market. According to the appraisal, as of the second quarter of 2021, the Northeast Outer Onondaga County industrial submarket contained approximately 10.0 million square feet of industrial space, with an additional 3.8 million square feet under construction. This 3.8 million square feet is an Amazon Fulfillment Center expected to be completed in the fall of 2021. The vacancy rate in the Northeast Outer Onondaga County industrial submarket was 1.9% as of the second quarter of 2021, and the average asking rent was $5.57 per square feet.

According to the appraisal, the estimated 2021 population within a one, three and five-mile radius of the Raymour & Flanigan Campus Property was 6,447, 54,884 and 137,475, respectively, and the estimated 2021 average household income within the same radii was $65,227, $78,628 and $75,505, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Raymour & Flanigan Campus Property:

Market Rent Summary

Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
NDC Building Space	$8.50	10	3% per annum
FSC Building Space	$8.50	10	3% per annum
LDI/CSC Building Space	$8.00	10	3% per annum
Transportation Building Space	$7.50	10	3% per annum
Recycling Building Space	$6.00	10	3% per annum

The following table presents recent leasing data at comparable properties with respect to the Raymour & Flanigan Campus Property:

Comparable Industrial Leases

Property Address	Year Built	Total NRA (SF)	Distance from Subject (miles)	Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Base Rent PSF	Escalations
Raymour & Flanigan Campus 7230, 7248, 7272 Morgan Road; 4545 & 4563 Morgan Place Liverpool, NY 13090	1970	952,214(1)	-	Raymours Furniture Company, Inc.	Sep-21 / 15.0(1)	952,214(1)	$9.50(1)	Flat
400 Oritani Drive Blauvelt, NY	2008	98,451	243	Amazon	Apr-20 / 10.0	70,000	$10.15	3.0% Annual

6017 Tarbel Road Syracuse, NY	1960	15,050	9.9	Thresh Enterprises	Mar-20 / 5.0	15,050	$5.95	3.0% Annual

6600 New Venture Drive Syracuse, NY	1988	88,540	11.3	Empire Telecom	Dec-19 / 5.0	88,540	$5.36	3.0% Annual

5928 Court Street Road Syracuse, NY	1975	30,000	9.8	Parksite Inc	Feb-19 / 3.0	30,000	$4.50	3.0% Annual

147 Falso Drive Syracuse, NY	1960	13,600	9.1	Tomra Pacific Inc.	Oct-17 / 10.0	13,600	$4.85	3.0% Annual

13 Jensen Drive Somerset, NJ	2007	366,896	241	Turtle Hughes	Feb-21 / 10.0	159,170	$8.50	3.0% Annual

88 Long Hill Street East Hartford, CT	1960	540,000	259	Ameriport Logistics Inc.	Sep-20 / 10.0	165,600	$6.35	3.0% Annual

3 Enterprise Drive Newburgh, NY	1985	348,673	205	United Natural Foods	Aug-20 / 10.0	180,000	$6.00	3.0% Annual

230 Riverview Drive Perth Amboy, NJ	2020	332,808	262	Home Depot	Jul-20 / 10.0	332,808	$8.78	3.0% Annual

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

Escrows.

Taxes – The Raymour & Flanigan Campus Whole Loan documents provide for an upfront reserve of approximately $216,876 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Raymour & Flanigan Campus Property ($108,438 initially).

Insurance – If the Raymour & Flanigan Campus Property is no longer covered by a blanket insurance policy, the Raymour & Flanigan Campus Borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve –The Raymour & Flanigan Campus Borrower is required to deposit $13,490 for replacements monthly, subject to a cap of $650,000.

TI/LC Reserve – During a Cash Sweep Period (as defined below), the Raymour & Flanigan Campus Borrower is required to deposit monthly TI/LC deposits of $79,351, which reserve will be disbursed to the Raymour & Flanigan Campus Borrower when the Cash Sweep Period expires.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Required Repairs – The Raymour & Flanigan Campus Borrower is required to deposit $36,000, which represents 120% of estimated costs for completion of required repairs.

Lockbox and Cash Management. The Raymour & Flanigan Campus Whole Loan is structured with a hard lockbox and in place cash management. The Raymour & Flanigan Campus Borrower is required to direct the tenant of the Raymour & Flanigan Campus Property to deposit all rents directly into the lockbox account, which funds are then required to be swept to the lender-controlled cash management account on each business day, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Raymour & Flanigan Campus Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the future TI/LC reserve, if any as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) if a Cash Sweep Period exists, to deposit any remainder into an excess cash flow reserve to be held as additional security for the Raymour & Flanigan Campus Whole Loan during the continuance of such Cash Sweep Period and (vi) if no event of default exists under the Raymour & Flanigan Campus Whole Loan and no Cash Sweep Period exists, to disburse any remainder to the borrower.

A “Cash Sweep Period” will occur:

a)	If the DSCR is less than 1.20x for any calendar quarter and expires when the DSCR equals or exceeds 1.25x for two consecutive calendar quarters;
b)	when Raymour & Flanigan goes dark, vacates or gives notice of its intent to vacate or terminate its lease and continuing until it is re-opened and operating, in the case of termination until its space is re-leased to one or more replacement tenants acceptable to the lender;
c)	when Raymour & Flanigan defaults in the payment of rent under its lease and continuing until the default is cured;
d)	when Raymour & Flanigan becomes the subject of bankruptcy and continuing until it and its assets are no longer subject to bankruptcy and the lease remains unaltered.

Property Management. The Raymour & Flanigan Campus Property is managed by Raymours Furniture Company, Inc., an affiliate of the Raymour & Flanigan Campus Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Raymour & Flanigan Campus Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Raymour & Flanigan Campus Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

No. 8 – ExchangeRight 49

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various – See Table
	Original Principal Balance(1):	$45,000,000		Location:	Various – See Table
	Cut-off Date Balance(1):	$45,000,000		Size:	621,901 SF
	% of Initial Pool Balance:	3.4%		Cut-off Date Balance Per SF:	$110.63
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$110.63
	Borrower Sponsors:	David Fisher, Joshua Ungerecht, and Warren Thomas		Year Built/Renovated:	Various – See Table
	Guarantors:	David Fisher, Joshua Ungerecht, and Warren Thomas		Title Vesting:	Fee
	Mortgage Rate:	3.516%		Property Manager:	Self-managed
	Note Date:	August 12, 2021		Current Occupancy (As of):	100.0% (11/1/2021)
	Seasoning:	2 months		YE 2020 Occupancy(4):	NAV
	Maturity Date:	September 11, 2026		YE 2019 Occupancy(4):	NAV
	IO Period:	60 months		YE 2018 Occupancy(4):	NAV
	Loan Term (Original):	60 months		YE 2017 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$111,855,00
	Loan Amortization Type:	Interest Only		As-Is Appraisal Value Per SF:	$179.86
	Call Protection(2):	L(26),D(27),O(7)		As-Is Appraisal Valuation Date(5):	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(6)
	Additional Debt(1):	Yes		YE 2020 NOI(4):	NAV
	Additional Debt Type (Balance):	Pari Passu ($23,800,000)		YE 2019 NOI(4):	NAV
				YE 2018 NOI(4):	NAV
				YE 2017 NOI(4):	NAV
Escrows and Reserves(3)				U/W Revenues:	$7,889,751
	Initial	Monthly	Cap	U/W Expenses:	$1,413,678
Real Estate Taxes	$483,162	$91,275	NAP	U/W NOI:	$6,476,073
Insurance	$0	Springing	NAP	U/W NCF:	$6,273,413
Replacement Reserves	$305,914	$3,973	NAP	U/W DSCR based on NOI/NCF(1):	2.64x / 2.56x
TI/LC Reserve	$500,000	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 9.1%
Immediate Repairs	$327,115	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.1%
CVS Prepaid Rent Reserve	$1,846,374	$0	NAP	Cut-off Date LTV Ratio(1):	61.5%
Existing TI/LC Reserve	$15,000	$0	NAP	LTV Ratio at Maturity(1):	61.5%

Sources and Uses
Sources			Uses
Original loan amount	$68,800,000	59.4%	Purchase price(7)	$111,044,859	95.9%
Cash equity contribution	47,032,410	40.6%	Reserves	3,477,565	3.0%
			Closing Costs	1,309,986	1.1%
Total Sources	$115,832,410	100.0%	Total Uses	$115,832,410	100.0%

(7)	The ExchangeRight 49 Mortgage Loan (as defined below) is part of the ExchangeRight 49 Whole Loan (as defined below) with an original aggregate principal balance of $68,800,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the ExchangeRight 49 Whole Loan.

(8)	At any time after the earlier of (i) October 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the ExchangeRight 49 Whole Loan to be securitized, the ExchangeRight 49 Borrower (as defined below) has the right to defease the ExchangeRight 49 Whole Loan in whole, but not in part. Additionally, the ExchangeRight 49 Borrower may prepay the ExchangeRight 49 Whole Loan with 30 days’ notice on or after March 11, 2026.

(9)	See “Escrows” section below.

(10)	Historical occupancy and NOI are unavailable, as the ExchangeRight 49 Properties (as defined below) were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(11)	The individual appraisal valuation dates range from April 19, 2021 to July 23, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

(12)	While the ExchangeRight 49 Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight 49 Whole Loan more severely than assumed in the underwriting of the ExchangeRight 49 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(13)	The ExchangeRight 49 Properties were acquired between June 2021 and August 2021.

The Mortgage Loan. The mortgage loan (the “ExchangeRight 49 Mortgage Loan”) is part of a whole loan (the “ExchangeRight 49 Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $68,800,000 and secured by the fee interests in 26 single tenant retail properties, two single tenant medical office properties and one industrial property totaling 621,901 square feet (the “ExchangeRight 49 Properties”) located across 16 states. The ExchangeRight 49 Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	BANK 2021-BNK37	Yes
A-2	$23,800,000	$23,800,000	WFB	No
Total	$68,800,000	$68,800,000

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net-Leased Portfolio 49 DST (the “ExchangeRight 49 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 49 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 49 Whole Loan. The borrower sponsors and non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 17 million square feet under management across over 950 properties across 40 states with a focus on investment grade, necessity-based retail and healthcare. The ExchangeRight 49 Borrower is an affiliate of the ExchangeRight Net Leased Portfolio #51 Borrower, and such borrowers have the same non-recourse carveout guarantors. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight 49 Borrower has master leased the ExchangeRight 49 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 49 Properties and payment of all expenses incurred in the maintenance and repair of the Exchange Right 49 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 49 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 49 Mortgage Loan and, upon an event of default under the ExchangeRight 49 Mortgage Loan, the lender has the right to cause the ExchangeRight 49 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 49 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 49 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 49 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 49 Whole Loan, (ii) the lender’s good faith determination that the ExchangeRight 49 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 49 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 49 Whole Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 49 Whole Loan in full is not delivered to the lender.

COVID-19 Update. As of October 22, 2021, all of the ExchangeRight 49 Properties were open and operating with no outstanding tenant rent relief agreements.

The Properties. The ExchangeRight 49 Properties comprise 26 single tenant retail properties, two single tenant medical office properties and one single tenant industrial property totaling 621,901 square feet and located across 16 states. The ExchangeRight 49 Properties are located in Ohio (two properties, 40.4% of net rentable area), Virginia (four properties, 13.1% of net rentable area), Michigan (eight properties, 11.9% of net rentable area), Wisconsin (1 property, 9.7% of net rentable area), Illinois (3 properties, 6.4% of net rentable area), with the 11 remaining properties located in Alabama, California, Connecticut, Georgia, Indiana, Kentucky, Louisiana, Maine, Missouri, New Jersey, and Texas.

Built between 1942 and 2015 with 12 properties renovated between 1987 and 2020, the ExchangeRight 49 Properties range in size from 5,000 square feet to 189,910 square feet.

The ExchangeRight 49 Properties are net leased to 10 nationally recognized tenants, eight of which (occupying 26 properties and representing 87.3% of underwritten base rent) are investment grade-rated entities or subsidiaries of investment grade-rated entities. All of the ExchangeRight 49 Properties, have leases expiring after the stated maturity date of the ExchangeRight 49 Whole Loan, and no tenants have termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the ExchangeRight 49 Properties. As of November 1, 2021, the ExchangeRight 49 Properties are 100.0% occupied.

Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
Pick ‘n Save Wauwatosa, WI	2008; 2012/NAP	60,598	9.7%	$18,500,000	16.5%	$18.68	16.2%	12/31/2029	4 x 5 yrs.	N
Valspar Industrial Massillon, OH	1994/2007	189,910	30.5%	$18,600,000	16.6%	$5.63	15.3%	4/30/2034	None	N
Walgreens Chicago (Foster Pl), IL	2004/NAP	15,330	2.5%	$7,900,000	7.1%	$30.98	6.8%	12/31/2029	10 x 5 yrs.	N
Walgreens Hesperia, CA	2004/NAP	14,560	2.3%	$6,000,000	5.4%	$25.89	5.4%	5/31/2029	10 x 5 yrs.	N
Hobby Lobby(1) Christiansburg, VA	1990/2018	55,000	8.8%	$5,700,000	5.1%	$6.75	5.3%	3/31/2028	3 x 5 yrs.	N
Hobby Lobby Huber Heights, OH	1990/2005	61,504	9.9%	$5,900,000	5.3%	$6.00	5.3%	6/30/2029	3 x 5 yrs.	N
Walgreens Saint Joseph, MO	2003/NAP	14,560	2.3%	$5,150,000	4.6%	$23.01	4.8%	6/30/2028	10 x 5 yrs.	N
CVS Pharmacy Waukegan, IL	2002/NAP	10,896	1.8%	$4,600,000	4.1%	$26.76	4.2%	1/31/2028	10 x 5 yrs.	N
Walgreens Galesburg, IL	2003/NAP	13,650	2.2%	$4,050,000	3.6%	$19.93	3.9%	6/30/2028	10 x 5 yrs.	N
Verizon Wireless Bristol, VA	2007/NAP	5,000	0.8%	$3,850,000	3.4%	$47.50	3.4%	3/31/2029	None	N
Fresenius Medical Care Shelbyville, KY	2013/NAP	8,459	1.4%	$2,650,000	2.4%	$19.37	2.3%	9/30/2028	3 x 5 yrs.	N
Walgreens Indianapolis, IN	1993/NAP	13,000	2.1%	$2,550,000	2.3%	$12.31	2.3%	12/31/2028	3 x 5 yrs.	N
Octapharma Plasma Virginia Beach, VA	1997/2019	11,314	1.8%	$2,550,000	2.3%	$13.00	2.1%	3/31/2030	3 x 5 yrs.	N
Dollar General Auburn, ME	2015/NAP	9,026	1.5%	$2,150,000	1.9%	$14.23	1.8%	3/31/2030	3 x 5 yrs.	N
Dollar General Penns Grove, NJ	1950/2011	9,381	1.5%	$1,850,000	1.7%	$13.54	1.8%	4/30/2029	2 x 5 yrs.	N
Dollar General East Windsor, CT	2013/NAP	9,409	1.5%	$1,700,000	1.5%	$12.58	1.7%	12/31/2028	5 x 5 yrs.	N
Dollar General Grand Rapids, MI	1942/2017	8,694	1.4%	$1,550,000	1.4%	$13.00	1.6%	8/31/2027	4 x 5 yrs.	N
Dollar General Brunswick, GA	2013/NAP	9,002	1.4%	$1,775,000	1.6%	$12.34	1.6%	10/31/2028	4 x 5 yrs.	N
Dollar Tree(1) Christiansburg, VA	1990/2018	10,000	1.6%	$1,500,000	1.3%	$11.00	1.6%	2/28/2030	3 x 5 yrs.	N
Dollar General Romulus, MI	2013/NAP	9,100	1.5%	$1,720,000	1.5%	$12.04	1.6%	6/30/2028	5 x 5 yrs.	N
Dollar General Allen Park, MI	1984/2012	9,600	1.5%	$1,300,000	1.2%	$10.02	1.4%	5/31/2027	4 x 5 yrs.	N
Dollar General Lansing, MI	2013/NAP	9,026	1.5%	$1,530,000	1.4%	$10.57	1.4%	5/31/2029	5 x 5 yrs.	N
Dollar General Hammond, LA	2013/NAP	9,026	1.5%	$1,475,000	1.3%	$10.56	1.4%	6/30/2028	3 x 5 yrs.	N
Dollar General Westland, MI	1964/2012	9,100	1.5%	$1,300,000	1.2%	$9.86	1.3%	10/31/2027	4 x 5 yrs.	N
Dollar General Battle Creek, MI	1979/1987	11,766	1.9%	$1,250,000	1.1%	$7.51	1.3%	2/28/2029	4 x 5 yrs.	N
Dollar General Jackson, MI	1955/2020	8,053	1.3%	$1,300,000	1.2%	$10.73	1.2%	4/30/2030	4 x 5 yrs.	N
Dollar General Wyoming, MI	1950/2019	8,737	1.4%	$1,225,000	1.1%	$9.85	1.2%	3/31/2029	4 x 5 yrs.	N
Dollar General Temple, TX	2007/NAP	9,100	1.5%	$1,155,000	1.0%	$7.89	1.0%	10/31/2027	3 x 5 yrs.	N
Dollar General Prattville, AL	1995/NAP	9,100	1.5%	$1,075,000	1.0%	$7.67	1.0%	5/31/2029	3 x 5 yrs.	N
Total/Weighted Average		621,901	100.0%	$111,855,000	100.0%	$11.25	100.0%

(1)	The Hobby Lobby – Christiansburg, VA property and the Dollar Tree - Christiansburg, VA are located within the same retail center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the major tenants at the ExchangeRight 49 Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)	% of Total Annual U/W Base Rent
Major Tenants
Walgreens	BBB / Baa2 / BBB-	5	71,100	11.4%	$1,619,000	$22.77	23.1%
Dollar General	BBB / Baa2 / NR	15	138,120	22.2%	$1,486,758	$10.76	21.2%
Pick ‘n Save	BBB / Baa1 / NR	1	60,598	9.7%	$1,132,234	$18.68	16.2%
Valspar Industrial	BBB / Baa2 / BBB	1	189,910	30.5%	$1,068,420	$5.63	15.3%
Hobby Lobby	NR / NR / NR	2	116,504	18.7%	$740,274	$6.35	10.6%
CVS(3)	BBB / Baa2 / NR	1	10,896	1.8%	$291,532	$26.76	4.2%
Verizon Wireless	BBB+ / Baa1 / A-	1	5,000	0.8%	$237,500	$47.50	3.4%
Fresenius Medical Care	BBB / Baa3 / BBB-	1	8,459	1.4%	$163,824	$19.37	2.3%
Octapharma Plasma	NR / NR / NR	1	11,314	1.8%	$147,082	$13.00	2.1%
Dollar Tree	BBB / Baa2 / NR	1	10,000	1.6%	$110,000	$11.00	1.6%
Total Major Tenants		29	621,901	100.0%	$6,996,624	$11.25	100.0%

Vacant Space			0	0.0%

Collateral Total			621,901	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totalling $63,737.

(3)	CVS prepaid their rent through the loan term. See “Escrows” section below.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight 49 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	29	621,901	100.0%	621,901	100.0%	$6,996,624	100.0%	$11.25
Vacant	0	0	0.0%	621,901	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	621,901	100.0%			$6,996,624	100.0%	$11.25

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totalling $63,737.

The following table presents historical occupancy percentages at the ExchangeRight 49 Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	11/1/2021(2)
NAV	NAV	NAV	NAV	100.0%

(1)	Historical occupancy information is not available, as the ExchangeRight 49 Properties were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 49 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$6,932,887	85.1%	$11.15
IG Rent Averaging	63,737	0.8	0.10
Gross Potential Rent	$6,996,624	85.9%	$11.25
Total Recoveries	1,146,357	14.1	1.84
Net Rental Income	$8,142,981	100.0%	$13.09
(Vacancy & Credit Loss)	(253,230)(3)	(3.6)	(0.41)
Effective Gross Income	$7,889,751	96.9%	$12.69

Real Estate Taxes	$966,320	12.2%	$1.55
Insurance	82,567	1.0	0.13
Management Fee	236,693	3.0	0.38
Other Operating Expenses	128,098	1.6	0.21
Total Operating Expenses	$1,413,678	17.9%	$2.27

Net Operating Income	$6,476,073	82.1%	$10.41
Replacement Reserves	47,672	0.6	0.08
TI/LC	154,988	2.0	0.25
Net Cash Flow	$6,273,413	79.5%	$10.09

NOI DSCR	2.64x
NCF DSCR	2.56x
NOI Debt Yield	9.4%
NCF Debt Yield	9.1%

(1)	Historical operating statements are not available, as the ExchangeRight 49 Borrower acquired the ExchangeRight 49 Properties between June 2021 and August 2021, and such information was not provided by the sellers.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The ExchangeRight 49 Properties were 100.0% occupied as of November 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Appraisal. According to the appraisals dated between April 19, 2021 and July 23, 2021 the ExchangeRight 49 Properties had an aggregate “As-is” value of $111,855,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight 49 Properties dated from April 29, 2021 to July 27, 2021 identified recognized environmental conditions at the Valspar Industrial – Massillon, OH property and the Walgreens - Galesburg, IL property and identified controlled recognized environmental conditions at the Pick ‘n Save - Wauwatosa, WI property, the Walgreens - Chicago (Foster Pl), IL property, the Dollar General - East Windsor, CT property, and the Dollar General - Jackson, MI property. No recognized environmental conditions or controlled recognized environmental conditions were identified at the remaining 23 ExchangeRight 49 Properties.

The Valspar Industrial – Massillon, OH property has been utilized as industrial manufacturing facility and hazardous substances were used, stored, and/or generated at the property. The property was identified as a Resource Conservation and Recovery Act Large Quantity Generator of hazardous waste since 1995 and possibly earlier. Violations have been identified and compliance has been met with respect to all violations. A Phase II environmental site assessment was conducted on July 27, 2021 to evaluate the potential impacts of hazardous substances as a consequence of release from current or historical manufacturing operations. Identified contaminants were below applicable remediation levels and no further investigation was recommended.

The Walgreens - Galesburg, IL property operated as a gasoline service station between 1972 and 1994 and had five Underground Storage Tanks (“USTs”), which were removed on December 11, 2001. Prior investigations identified onsite soil and groundwater contamination. Between June 2001 and April 2002, the five USTs were removed, the building was demolished and excavation of the contaminated soils from the area below the former building was completed.  Based upon the soil samples obtained, soil contamination exists above applicable residential clean-up standards. The Illinois EPA issued a No Further Remediation (NFR) letter, which included land use restrictions and engineering controls at the property, on September 26, 2002. Because the property contains material levels of contaminants related to the former auto repair and gas station, an environmental insurance policy was obtained in lieu of a Phase II.

See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Taxes – The loan documents require an upfront reserve of $483,162 for real estate taxes plus ongoing monthly reserves, initially $91,275.

Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, Walgreens – Indianapolis, IN, and Walgreens – Saint Joseph, MO properties.

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 49 Properties are part of a blanked or umbrella policy approved by the lender; (iii) the borrower provides the lender with evidence of renewal of insurance policies; and (iv) the borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

In addition, the borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment by the applicable Insurance Paying Tenant (or borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Allen Park, MI, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar General – Romulus, MI, Dollar General – Westland, MI, Octapharma Plasma – Virginia Beach, VA, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

Replacement Reserve – The loan documents require an upfront reserve of $305,914 for replacements plus ongoing monthly reserves in an amount equal to $3,973.

In addition, the borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar General – Romulus, MI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

TI/LC Reserve – The loan documents require an upfront reserve of $500,000 for general tenant improvements and leasing commissions (“TI/LC”). The loan documents also require ongoing monthly general TI/LC reserves in an amount equal to $38,901; provided, however, that as long as no event of default has occurred and is continuing, ongoing monthly TI/LC reserves are not required.

Deferred Maintenance Reserve – The loan documents require an upfront reserve of $327,115 for immediate repairs.

CVS Prepaid Rent Reserve – The loan documents require an upfront reserve of $1,846,374 for the amount of prepaid rent under the tenant’s lease at the CVS Pharmacy – Waukegan, IL property. So long as no event of default is continuing, lender shall make monthly disbursements in an amount equal to $24,294 beginning in October 2021 through (and including) August 2026.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $15,000 for an outstanding tenant improvement allowance at the Fresenius Medical Care – Shelbyville, KY property.

Lockbox and Cash Management. The ExchangeRight 49 Whole Loan is structured with a hard lockbox with springing cash management, into which the borrower is required to cause all rents to be deposited directly. Prior to a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt service coverage ratio (tested quarterly) being less than 1.50x; and

(iii)	the monthly payment date occurring in March 2026 (unless a Permitted Transfer has occurred prior to such date; see “Permitted Transfer” section below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters; or

●	with regard to clause (iii), the date a Permitted Transfer occurs.

Permitted Transfer. A “Permitted Transfer” means either a Qualified Transfer or a Qualified REIT Transfer (as defined below). A Cash Trap Event Period (see “Lockbox and Cash Management Section”) will be triggered if a Permitted Transfer does not occur prior to the monthly payment date occurring in March 2026 (6 months prior to the maturity date of the ExchangeRight 49 Whole Loan).

A “Qualified Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 49 Whole Loan; (ii) ExchangeRight 49 Properties shall continue to be managed by a qualified manager; (iii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iv) immediately following a transfer, the Approved Transferee is in control of the ExchangeRight 49 Borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower; and (v) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight 49 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity.

A “Qualified REIT Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved REIT (as defined

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 49 Whole Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 49 Whole Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the ExchangeRight 49 Borrower and any SPE component entity, (b) control the ExchangeRight 49 Borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight 49 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the transfer would cause the transferee to acquire or to increase its direct or indirect interest in the ExchangeRight 49 Borrower to an amount equal to or greater than 25% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the ExchangeRight 49 Borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower and SPE component entity (a “Qualified REIT Transfer”).

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the borrower sponsor in an amount that is not less than 1% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the borrower sponsor in an amount not less than 51% of all equity interests, and controlled by the borrower sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

Property Management. The ExchangeRight 49 Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Rights of First Refusal. The single tenant at each of the following seven properties has a right of first refusal (“ROFR”) to purchase the related property: CVS Pharmacy – Waukegan, IL, Pick ‘n Save – Wauwatosa, WI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO. Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight 49 Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – ExchangeRight Net Leased Portfolio #51

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various - Various
	Original Principal Balance:	$44,450,000		Location(2):	Various
	Cut-off Date Balance:	$44,450,000		Size(2):	325,003 SF
	% of Initial Pool Balance:	3.4%		Cut-off Date Balance Per SF(1):	$136.77
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$136.77
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Year Built/Renovated(3):	Various / Various
	Guarantors:	ExchangeRight Real Estate, LLC		Title Vesting:	Fee
		Warren Thomas; David Fisher; Joshua Ungerecht; ExchangeRight		Property Manager:	NLP Management, LLC (borrower related)
		Real Estate, LLC		Current Occupancy (As of):	100.0% (11/1/2021)
	Mortgage Rate:	3.5600%		YE 2020 Occupancy(3):	NAV
	Note Date:	10/25/2021		YE 2019 Occupancy(3):	NAV
	Seasoning:	0 months		YE 2018 Occupancy(3):	NAV
	Maturity Date:	November 1, 2026		YE 2017 Occupancy(3):	NAV
	IO Period:	60 months		Appraised Value(4):	$79,265,000
	Loan Term (Original):	60 months		Appraised Value Per SF:	$243.89
	Amortization Term (Original):	NAP		Appraisal Valuation Date:	Various
	Loan Amortization Type:	Interest Only		Underwriting and Financial Information(5)
	Call Protection:	L(24),D(31),O(5)		YE 2020 NOI(3):	NAV
	Lockbox Type:	Hard/Springing Cash Management		YE 2019 NOI(3):	NAV
	Additional Debt:	None		YE 2018 NOI(3):	NAV
	Additional Debt Type (Balance):	NAP		YE 2017 NOI(3):	NAV
				U/W Revenues:	$4,679,840
				U/W Expenses:	$140,395
Escrows and Reserves(1)				U/W NOI:	$4,539,445
	Initial	Monthly	Cap	U/W NCF:	$4,364,234
Taxes	$148,360	$40,670	NAP	U/W DSCR based on NOI/NCF:	2.83x / 2.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.2% / 9.8%
Replacement Reserve	$0	$5,524	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.2% / 9.8%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	56.1%
Environmental Reserve	$1,377,684	$0	NAP	LTV Ratio at Maturity:	56.1%
Upfront Deferred Maintenance	$87,774	$0	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$44,450,000	52.9%	Purchase price	$80,934,385	96.3%
Borrower Equity	$39,626,499	47.1	Reserves	$2,113,818	2.5
			Closing Costs	$1,028,296	1.2

Total Sources	$84,076,499	100.0%	Total Uses	$84,076,499	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(2)	See “The Properties” section below.

(3)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between June 3, 2021 and September 23, 2021.

(4)	The individual appraisals are dated between August 24, 2021 through September 29, 2021.

(5)

The novel coronavirus pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #51 Mortgage Loan more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The xx largest mortgage loan (the “ExchangeRight Net Leased Portfolio #51 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $44,450,000 and secured by the fee interests in 24 net leased, retail and medical office properties located in thirteen states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors.  The borrower for the ExchangeRight Net Leased Portfolio #51 Mortgage Loan is ExchangeRight Net Leased Portfolio 51 DST (the “ExchangeRight Net Leased Portfolio #51 Borrower”), a Delaware statutory trust with at least one independent trustee and legal counsel to the ExchangeRight Net Leased Portfolio #51 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Portfolio #51 Mortgage Loan The borrower sponsor is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 17 million square feet of commercial properties under management and owns more than 950 investment-grade retail and multifamily properties located in 40 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. The ExchangeRight Net Leased Portfolio #51 Borrower is an affiliate of the ExchangeRight 49 Borrower, and such borrowers have the same non-recourse carveout guarantors.

The ExchangeRight Net Leased Portfolio #51 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #51 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #51 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #51 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the Exchange Right Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #51 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #51 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #51 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #51 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #51 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #51 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #51 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 23 single-tenant and 1 multi-tenant retail and medical office properties totaling 325,003 square feet and located across thirteen states. The ExchangeRight Properties are located in Nebraska (two properties, 24.8% of NRA and 10.3% of underwritten rent), Texas (six properties, 17.1% of NRA and 14.2% of underwritten rent), Massachusetts (1 property, 14.1% of NRA and 9.1% of underwritten rent), Maryland (two properties, 8.2% of NRA and 12.0% of underwritten rent), Virginia (two properties, 7.5% of NRA and 10.6% of underwritten rent) and Michigan (two properties, 5.6% of NRA and 11.8% of underwritten rent), with the nine remaining ExchangeRight Properties located in Alabama, Connecticut, Illinois, Georgia, North Carolina, Ohio and Pennsylvania. Built between 1947 and 2018, with 5 of the 24 properties built between 2010 and 2018 (inclusive), the ExchangeRight Properties range in size from 2,400 SF to 66,958 square feet.

The ExchangeRight Properties are leased to the following thirteen nationally recognized tenants operating in diverse retail or medical office segments: Family Dollar, WellMed, Walgreens, Verizon, Dollar General, Hy-Vee, Dollar Tree, O’Reilly, Citizen’s Bank, Tractor Supply, Bank of America, Fresenius Medical Care and Sherwin Williams. The ExchangeRight Properties have a weighted average remaining lease term of approximately 7.6 years. Leases representing 24.8% of NRA and 15.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan. For the purposes of the preceding two sentences, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary

ExchangeRight Properties Summary
Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Holbrook Shopping Center Holbrook, MA	1961 / 2020	45,885	14.1%	Various(3)	$7,850,000	9.9%	$444,124	$9.68	9.1%	Various
Walgreens Largo, MD	2008 / NAP	14,564	4.5%	3/12/2028	$7,100,000	9.0%	$446,813	$30.68	9.1%	5, 5-year
Walgreens Charlotte, NC	2007 / NAP	14,820	4.6%	9/30/2032	$6,730,000	8.5%	$387,000	$26.11	7.9%	None
Walgreens Virginia Beach, VA	2004 / NAP	14,480	4.5%	10/31/2030	$6,400,000	8.1%	$410,000	$28.31	8.4%	None
Walgreens Salem, OH	2008 / NAP	14,820	4.6%	12/31/2029	$6,270,000	7.9%	$369,996	$24.97	7.6%	None
Walgreens Southfield, MI	2003 / NAP	13,650	4.2%	5/30/2028	$5,750,000	7.3%	$415,000	$30.40	8.5%	None
Hy-Vee South Sioux City, NE	1991 / NAP	66,958	20.6%	7/31/2027	$5,000,000	6.3%	$318,051	$4.75	6.5%	1, 5-year
Fresenius Medical Care Conyers, GA	2010 / NAP	9,750	3.0%	7/31/2027	$3,550,000	4.5%	$221,787	$22.75	4.5%	2, 5-year
WellMed McAllen, TX	1976 / 2018	11,006	3.4%	4/1/2030	$3,290,000	4.2%	$199,539	$18.13	4.1%	2, 5-year
Walgreens Omaha, NE	1995 / NAP	13,500	4.2%	12/31/2026	$2,950,000	3.7%	$184,237	$13.65	3.8%	None
WellMed Corpus Christi, TX	2007 / 2016	9,202	2.8%	6/30/2030	$2,910,000	3.7%	$174,838	$19.00	3.6%	2, 5-year
Bank of America Niantic, CT	1950 / 2016	4,610	1.4%	9/30/2027	$2,550,000	3.2%	$152,088	$32.99	3.1%	4, 5-year
Verizon Lansing, MI	1997 / NAP	4,536	1.4%	12/31/2029	$2,510,000	3.2%	$159,159	$35.09	3.3%	None
Dollar General Baltimore, MD	1947 / 2012	12,089	3.7%	10/31/2027	$2,210,000	2.8%	$137,578	$11.38	2.8%	3, 5-year
Family Dollar Galena Park, TX	2015 / NAP	10,000	3.1%	9/30/2030	$1,975,000	2.5%	$116,106	$11.61	2.4%	6, 5-year
Sherwin Williams Oak Forest, IL	2018 / NAP	3,500	1.1%	2/29/2028	$1,850,000	2.3%	$112,875	$32.25	2.3%	2, 5-year
Dollar General Uniontown, PA	2013 / NAP	9,100	2.8%	1/31/2028	$1,775,000	2.2%	$113,094	$12.43	2.3%	3, 5-year
Dollar General Petersburg, VA	1950 / NAP	9,855	3.0%	4/30/2031	$1,760,000	2.2%	$105,492	$10.70	2.2%	5, 5-year
O’Reilly Kankakee, IL	2012 / NAP	6,000	1.8%	8/31/2027	$1,300,000	1.6%	$80,904	$13.48	1.7%	3, 5-year
Dollar General Kyle, TX	2004 / NAP	8,125	2.5%	9/30/2029	$1,230,000	1.6%	$68,400	$8.42	1.4%	2, 5-year
Citizen’s Bank Bay Village, OH	1967 / NAP	2,400	0.7%	7/31/2027	$1,200,000	1.5%	$73,606	$30.67	1.5%	2, 5-year
Dollar General Weslaco, TX	2007 / NAP	9,014	2.8%	11/30/2027	$1,120,000	1.4%	$72,750	$8.07	1.5%	3, 5-year
Dollar General Texas City, TX	2003 / NAP	8,125	2.5%	6/30/2030	$1,060,000	1.3%	$63,888	$7.86	1.3%	1, 5-year
Dollar General Huntsville, AL	2007 / NAP	9,014	2.8%	5/31/2027	$925,000	1.2%	$56,400	$6.26	1.2%	5, 5-year
Total/Weighted Average		325,003	100.0%		$79,265,000	100.0%	$4,883,725	$15.03	100.0%

(1)

For the purposes of the table and loan underwriting, the Walgreens leases, with the exception of Walgreens Largo, MD, each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

(2)

Holbrook Shopping Center has multiple tenants with lease expiration dates. Holbrook Shopping Center - Tractor Supply has a lease expiration date of February 28, 2035. Holbrook Shopping Center - Dollar Tree has a lease expiration date of April 30, 2030. Holbrook Shopping Center - Family Dollar has a lease expiration date of April 30, 2030. Holbrook Shopping Center - Bank of America has a lease expiration date of March 31, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Walgreens	BBB-/Baa2/BBB	85,834	26.4%	$25.78	$2,213,046	45.3%
Hy-Vee	NR/NR/NR	66,958	20.6%	$4.75	$318,051	6.5%
Dollar General	NR/Baa2/BBB	65,322	20.1%	$9.45	$617,602	12.6%
Tractor Supply	NR/Baa1/BBB	23,455	7.2%	$10.22	$239,621	4.9%
Family Dollar	NR/NR/NR	20,315	6.3%	$9.75	$198,160	4.1%
WellMed	A/A3/A+	20,208	6.2%	$18.53	$374,377	7.7%
Dollar Tree	NR/Baa2/BBB	12,114	3.7%	$7.78	$94,290	1.9%
Fresenius Medical Care	BBB-/Baa3/BBB	9,750	3.0%	$22.75	$221,787	4.5%
O’Reilly	NR/Baa1/BBB	6,000	1.8%	$13.48	$80,904	1.7%
Bank of America	AA-/A2/A-	4,611	1.4%	$39.09	$180,248	3.7%
Verizon	A-/Baa1/BBB+	4,536	1.4%	$35.09	$159,159	3.3%
Sherwin Williams	BBB/Baa2/BBB	3,500	1.1%	$32.25	$112,875	2.3%
Citizen’s Bank	BBB+/NR/BBB+	2,400	0.7%	$30.67	$73,606	1.5%
Total Major Tenants		325,003	100.0%	$15.03	$4,883,725	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		325,003	100.0%	$15.03	$4,883,725	100.0%

Vacant Space		0	0.0%

Collateral Total		325,003	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	3,500	1.1%	3,500	1.1%	$112,875	2.3%	$32.25
2027	9	82,447	25.4%	85,947	26.4%	$1,076,280	22.0%	$13.05
2028	5	51,241	15.8%	137,188	42.2%	$862,590	17.7%	$16.83
2029	2	12,661	3.9%	149,849	46.1%	$227,559	4.7%	$17.97
2030	7	84,691	26.1%	234,540	72.2%	$1,765,878	36.2%	$20.85
2031	1	9,855	3.0%	244,395	75.2%	$105,492	2.2%	$10.70
Thereafter	2	80,608	24.8%	325,003	100.0%	$733,051	15.0%	$9.09
Vacant	0	0	0.0%	325,003	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	27	325,003	100.0%			$4,883,725	100.0%	$15.03
(1)	Information is based on the underwritten rent roll.
(2)

For the purposes of the table and loan underwriting, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	11/1/2021
NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between June 3, 2021 and September 23, 2021. Historical occupancy for the portfolio of ExchangeRight Properties is not available.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Gross Potential Rent	$4,883,725	99.9%	$15.03
Recoveries	0	0.0	0.00
Other Income	4,814	0.1	0.01
Net Rental Income	$4,888,539	100.0%	$15.04
Less Vacancy & Credit Loss	(208,699)	(4.3)	(0.64)
Effective Gross Income	$4,679,840	100.0%	$14.40

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	140,395	3.0	0.43
Total Operating Expenses	$140,395	3.0%	$0.43

Net Operating Income	$4,539,445	97.0%	$13.97
Replacement Reserves	48,750	1.0	0.15
TI/LC	126,460	2.7	0.39
Net Cash Flow	$4,364,234	93.3%	$13.43

NOI DSCR	2.83x
NCF DSCR	2.72x
NOI Debt Yield	10.2%
NCF Debt Yield	9.8%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.
(2)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between June 3, 2021 and September 23, 2021.
(3)

Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The ExchangeRight Properties were valued individually between August 24, 2021 and September 29, 2021, with the individual values reflecting an aggregate “as-is” appraised value of $79,265,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated from May 20, 2021 to October 13, 2021 identified recognized environmental conditions and controlled recognized environmental conditions at certain of the ExchangeRight Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

COVID-19 Update. As of October 18, 2021, the ExchangeRight Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #51 Borrower deposited at loan origination approximately $148,360 for real estate taxes. The ExchangeRight Net Leased Portfolio #51 Borrower will be required to make monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $40,670 per month, except that no deposits will be required on account of taxes with respect to the Direct Pay Tenants (as defined below for this purpose) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #51 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #51 Borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #51 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the taxes has been materially jeopardized. For the purpose of real estate taxes, “Direct Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #51 Mortgage Loan documents provide that the initial such Direct Pay Tenants with respect to real estate taxes are the tenants at the (i) Bank of America – Niantic, CT; (ii) Fresenius Medical Care – Conyers, GA; (iii) O’Reilly Auto Parts – Kankakee, IL; (iv) Walgreens – Largo, MD; (v) Verizon – Lansing, MI; (vi) Walgreens – Southfield, MI; (vii) Walgreens – Omaha, NE; (viii) Walgreens – Charlotte, NC; (ix) Citizens Bank – Bay Village, OH; (x) Walgreens – Salem, OH; (xi) Family Dollar – Galena Park, TX; (xii) WellMed – McAllen, TX; and (xiii) Walgreens – Virginia Beach, VA ExchangeRight Properties

Insurance – The ExchangeRight Net Leased Portfolio #51 Borrower deposited at loan origination $0.00 for insurance premiums. If the casualty and liability insurance with respect to the ExchangeRight Net Leased Portfolio #51 Properties are maintained under a lender-approved blanket policy and no event of default is continuing under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, the ExchangeRight Net Leased Portfolio #51 Borrower will not be required to make monthly deposits into an insurance reserve. If such conditions are not satisfied, the ExchangeRight Net Leased Portfolio #51 Borrower will be required to make deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, initially $[__] per month, except that no deposits will be required on account of insurance premiums with respect to the Direct Pay Tenants (as defined below for this purpose) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #51 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #51 Borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #51 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. For the purpose of insurance premiums, “Direct Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #51 Mortgage Loan documents provide that the initial such Direct Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) Bank of America – Niantic, CT; (ii) Holbrook Shopping Center – Holbrook, MA (all tenants except Family Dollar); (iii) Dollar General – Huntsville, AL; (iv) Walgreens – Largo, MD; (v) Verizon – Lansing, MI; (vi) Walgreens – Southfield, MI; (vii) Hy-Vee – South Sioux City, NE; (viii) Walgreens – Charlotte, NC; (ix) Citizens Bank – Bay Village, OH; (x) Walgreens – Salem, OH; (xi) Dollar General – Uniontown, PA; (xii) WellMed – Corpus Christi, TX; (xiii) Family Dollar – Galena Park, TX; (xiv) Dollar General – Kyle, TX; (xv) Dollar General – Texas City, TX; (xvi) WellMed – McAllen, TX; (xvii) Dollar General – Weslaco, TX; (xviii) Dollar General – Petersburg, VA; and (xix) Walgreens – Virginia Beach, VA ExchangeRight Properties.

Required Repairs – The ExchangeRight Net Leased Portfolio #51  Mortgage Loan documents provide for an upfront deposit of $76,018 for required repairs, including repairs of retaining walls, roofing, pavement, facades, sidewalks, landscaping, signage, fire alarm inspection and other items.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #51 Borrower is required to deposit monthly for approved capital expenses an amount equal to one-twelfth of the product obtained by multiplying $0.39 by the aggregate number of rentable square feet of space at the ExchangeRight Properties (excluding the following tenants (i) O’Reilly Auto Parts – Kankakee, IL, (ii) the Bank of America tenant at the Holbrook Shopping Center – Holbrook, MA, (iii) Verizon – Lansing, MI, (iv), Walgreens – Southfield, MI, (v) Hy-Vee – South Sioux City, NE, (vi) Walgreens – Charlotte, NC, (vii) Citizens Bank – Bay Village, OH, (viii) Walgreens – Salem, OH, (ix) Dollar General – Uniontown, PA, (x) Family Dollar – Galena Park, TX and (xi) Walgreens – Virginia Beach, VA, in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #51 Borrower provides proof of payment by the tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #51 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. . Initially such monthly deposit equals approximately $5,524.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #51 Borrower deposited at loan origination $500,000 for tenant improvements and leasing commissions. During Cash Management Period, the ExchangeRight Net Leased Portfolio #51 Borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate number of rentable square feet of space at the ExchangeRIght Properties (approximately $18,959) for tenant improvements and leasing commissions.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #51 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #51 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #51 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #51 Borrower (or ExchangeRight Net Leased Portfolio #51 Master Tenant or property manager), cause such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #51 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, (iii) to make the next monthly deposits into the capital expenses reserve and the rollover reserve (to the extent required) as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #51 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Net Leased Portfolio #51 Borrower or ExchangeRight Net Leased Portfolio #51 Master Tenant.

A “Cash Management Period” means a period:

(i) commencing upon an event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and ending when such event of default has been cured, or

(ii) commencing when the debt service coverage ratio (based on net cash flow for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net cash flow for the trailing 12 months) is at least 1.55x as of the end of each of two consecutive calendar quarters, or

(iii) commencing on the payment date that occurs in July, 2026 (four months before the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan), unless a Qualified Transfer has occurred as of such date (see “The Borrower and the Borrower Sponsors” above), and ending when a Qualified Transfer occurs.

Permitted Transfer. At any time after October 26, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #51 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the ExchangeRight Net Leased Portfolio #51 Borrower with such Approved Transferee; provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the ExchangeRight Net Leased Portfolio #51 Borrower and ExchangeRight Net Leased Portfolio #51 Master Tenant, (iii) the Approved Transferee executes a full payment guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the delivery of a REMIC opinion, a non-consolidation opinion and other opinions required by the lender and (v) the receipt of confirmation from each rating agency that such transfer and guarantor replacement will not result in a downgrade of the respective ratings assigned to the BANK 2020-BNK37 certificates (such a transfer and replacement, a “Qualified Transfer”). A Cash Management Period (as defined below) will be triggered if a Qualified Transfer does not occur by the monthly payment date in July, 2026 (four months prior to the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan). See “Lockbox and Cash Management” below.

“Approved Transferee” means (A) a depository institution that satisfies certain ratings criteria and is wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not crowdfunded, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) satisfies certain net worth or ratings criteria and (5) causes a conversion of the ExchangeRight Net Leased Portfolio #51 Borrower into a Delaware limited liability company, provided that a conversion is not required if the ExchangeRight Net Leased Portfolio #51 Borrower is solely owned by a person under the management control of the Individual Guarantors and (B) the ExchangeRight Net Leased Portfolio #51 Borrower will no longer be treated as an investment trust pursuant to applicable tax law.

Property Management. The ExchangeRight Net Leased Portfolio #51 Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #51 Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

Letter of Credit. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following five ExchangeRight Properties has a right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase the related ExchangeRight Property: Citizens’ Bank – Bay Village, OH, Family Dollar - Galena Park, TX, Walgreens - Charlotte, NC, Walgreens - Salem, OH, Walgreens - Southfield, MI, and Walgreens - Virginia Beach, VA. [No such ROFR or ROFO will apply to the mortgagee or any other party that acquires title or right of possession to the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the applicable mortgage, but each such ROFR or ROFO will apply to subsequent purchasers of the applicable ExchangeRight Property.] See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #51 Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the ExchangeRight Net Leased Portfolio #51 Property together with 18 months of business income insurance, plus a 12 month extended period of indemnity, provided that such coverage is commercially available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77094		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Ten West One

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$40,260,000		Location:	Houston, TX
	Cut-off Date Balance:	$40,260,000		Size:	199,001 SF
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per SF:	$202.31
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$202.31
	Borrower Sponsor:	Ellingstone Advisors, LLC		Year Built/Renovated:	1998/2015
	Guarantor:	NAP		Title Vesting:	Fee
	Mortgage Rate:	3.8600%		Property Manager:	Madison Marquette Real Estate Services LLC
	Note Date:	October 21, 2021		Current Occupancy (As of):	100.0% (11/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	November 1, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		Appraised Value:	$68,000,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF:	$341.71
	Call Protection:	L(24),D(89),O(7)		Appraisal Valuation Date:	September 10, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt(1):	Yes		TTM NOI (8/31/2021):	$4,400,214
	Additional Debt Type (Balance)(1):	Future Mezzanine		YE 2020 NOI:	$4,310,989
				YE 2019 NOI:	$4,211,558
				YE 2018 NOI:	$4,048,805
				YE 2017 NOI:	NAV
				U/W Revenues:	$4,211,545
				U/W Expenses:	$264,657
Escrows and Reserves(2)				U/W NOI:	$3,946,888
	Initial	Monthly	Cap	U/W NCF:	$3,632,467
Taxes:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.50x / 2.31x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.8% / 9.0%
Replacement Reserve:	$0	$3,317	$59,700	U/W Debt Yield at Maturity based on NOI/NCF:	9.8% / 9.0%
				Cut-off Date LTV Ratio:	59.2%
				LTV Ratio at Maturity:	59.2%

Sources and Uses
Sources			Uses
Whole Loan Amount	$40,260,000	58.6%	Purchase price	$67,100,000	97.7%
Borrower Equity	28,426,186	41.4	Closing Costs	$1,586,186	2.3
			Reserves	$0	0.0

Total Sources	$68,686,186	100.0%	Total Uses	$68,686,186	100.0%

(2)	See “Subordinate and Mezzanine Indebtedness” section below.

(3)	See “Escrows” below for further discussion of reserve requirements.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Ten West One Mortgage Loan more severely than assumed in the underwriting of the Ten West One Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The xx largest mortgage loan (the “Ten West One Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,260,000 and secured by a first priority fee mortgage encumbering a 199,001 square foot office property located in Houston, Texas (the “Ten West One Property”).

The Borrower and the Borrower Sponsors. The borrower is 10West1 Property Company LLC (the “Ten West One Borrower”), a single-purpose Delaware limited liability company with one independent director in its organizational structure. The Ten West One Borrower is owned by 10West1 Property Corp. whose sole member is GSS Property Services LVII, Inc., which is owned by Kevin J. Corrigan (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). Kevin P. Burns and Bernard J. Angelo are principals of Global Securitization Services, LLC which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The borrower sponsor is Ellingstone Advisors, LLC. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Ten West One Mortgage Loan. In order to facilitate a Shari’ah compliant structure, the Ten West One Borrower has master leased the Ten West One Property to a master

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77094		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

tenant (the “Ten West One Master Tenant”) owned by QFB-EA 10West1 LLC, which in turn is 1.0% indirectly owned by Rishy Mehrotra, the sole member of Ellingstone Advisors, LLC and 99.0% indirectly owned by Qatar First Bank. The Ten West One Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has one independent director. The Ten West One Master Tenant leases the entire Ten West One Property to Wood Group Mustang.

The Property. The Ten West One Property is a Class A, 4-story single tenant office property totaling 199,001 square feet located in Houston, Texas. The Ten West One Property was built in 1998 on a 9.72 acre site and offers floor to ceiling glass walls, an expansive front lobby, kitchen and conference rooms. The Ten West One Property is fully occupied by Wood Group Mustang pursuant to a lease expiring on February 29, 2032. Since 2012, approximately $13.0 million has been spent on tenant improvements and building improvements, including cooling tower replacement, building automation upgrades and roof repairs. The Ten West One Property offers 878 on-site parking garage and surface spaces, resulting in a parking ratio of 4.41 spaces per 1,000 square feet of net rentable area.

The Ten West One Property is located within the Park Ten office park, which is a 550 acre master planned business park. Historically, John Wood Group PLC, the parent company of the sole tenant, and its affiliates (the “Wood Group”) occupied five buildings within the Park Ten office park, including the Ten West One Property. However, in 2022, the Wood Group is expected to consolidate to three buildings, including the Ten West One Property and the adjacent Westgate II and III buildings, which are not part of the collateral.

Tenant.

Wood Group Mustang (199,001 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). Wood Group Mustang is a subsidiary of John Wood Group PLC, an energy service company, which engages in the provision of engineering, production support, maintenance management and industrial gas turbine overhaul, and repair services to the oil and gas and power generation industries. The company was founded by Ian Wood in 1982 and is headquartered in the United Kingdom. John Wood Group PLC employs approximately 40,000 individuals across 60 countries. Wood Group Mustang has occupied space at the Ten West One Property since 2001, has a lease expiration date of February 29, 2032 and one, ten-year extension option or two, five-year extension options remaining.

The following table presents certain information relating to the major tenants at the Ten West One Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Wood Group Mustang	NR/NR/NR	199,001	100.0%	$22.75	$4,527,273	100.0%	2/29/2032	(3)	N
Total Major Tenants		199,001	100.0%	$22.75	$4,527,273	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		199,001	100.0%	$22.75	$4,527,273	100.0%

Vacant Space		0	0.0%

Collateral Total		199,001	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Wood Group Mustang may elect to renew the lease for one, ten-year period or two, independent five-year periods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77094		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the Ten West One Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	199,001	100.0%	199,001	100.0%	$4,527,273	100.0%	$22.75
Vacant	0	0	0.0%	199,001	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	199,001	100.0%			$4,527,273	100.0%	$22.75
(1)	Information is based on the underwritten rent roll.

The following table presents historical occupancy percentages at the Ten West One Property:

Historical Occupancy

12/31/2018	12/31/2019	12/31/2020	11/1/2021
100%	100%	100%	100.0%(1)
(1)	Information based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Ten West One Property:

Cash Flow Analysis(1)

	2018	2019	2020	03/31/2021 TTM	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$4,049,339	$4,212,188	$4,311,688	$4,402,897	$4,527,273	96.7%	$22.75
Reimbursements	88,040	90,095	104,919	162,802	152,921	3.3	0.77
Net Rental Income	$4,137,379	$4,302,283	$4,416,608	$4,565,699	$4,680,194	100.0%	23.52
Less Vacancy & Credit Loss	0	0	$0	0	(468,648)	(10.4)	(2.36)
Effective Gross Income	$4,137,379	$4,302,283	$4,416,608	$4,565,699	$4,211,545	100.0%	21.16

Real Estate Taxes	0	0	0	0	0	0.0	0.00
Insurance	46,682	48,918	60,774	106,007	114,636	2.7	0.58
Other Operating Expenses	41,891	41,807	44,844	59,478	150,021	3.6	0.75
Total Operating Expenses	$88,573	$90,725	$105,618	$165,485	$264,657	6.3%	1.33

Net Operating Income	$4,048,805	$4,211,558	$4,310,989	$4,400,214	$3,946,888	93.7%	19.83
Replacement Reserves	0	0	0	0	39,800	0.9	0.20
TI/LC	0	0	0	0	274,621	6.5	1.38
Net Cash Flow	$4,048,805	$4,211,558	$4,310,989	$4,400,214	$3,632,467	86.3%	18.25

NOI DSCR	2.57x	2.67x	2.74x	2.79x	2.50x
NCF DSCR	2.57x	2.67x	2.74x	2.79x	2.31x
NOI Debt Yield	10.1%	10.5%	10.7%	10.9%	9.8%
NCF Debt Yield	10.1%	10.5%	10.7%	10.9%	9.0%
(4)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(5)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The appraisal concluded to an “as-is” value as of September 10, 2021 of $68,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77094		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

Environmental Matters. According to the Phase I environmental report dated August 31, 2021, there was no evidence of any recognized environmental conditions at the Ten West One Property.

COVID-19 Update. The Ten West One Mortgage Loan was originated on October 21, 2021 and as of October 21, 2021, the Ten West One Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of October 21, 2021, the borrower sponsor has reported that the Ten West One Property is open and operating, and the single tenant has paid its September 2021 rent and there has been no lease modifications or rent relief requests.

Market Overview and Competition. The Ten West One Property is located in Houston, Texas, within the Katy Freeway West office submarket of the Houston office market. Primary access to the neighborhood is provided by Interstate 10. Major thoroughfares include State Highway 6, State Highway 99, Barker Cypress Road, and Park Row. The Ten West One Property is in close proximity to the Houston Central Business District and the George Bush Intercontinental Airport. According to the appraisal, as of the second quarter of 2021, the vacancy rate in the Katy Freeway West office submarket was approximately 23.3%, with average asking rents of $26.32 per square foot and inventory of approximately 28.0 million square foot. According to the appraisal, as of the second quarter of 2021, the vacancy rate in the Houston office market was approximately 18.8%, with average asking rents of $28.86 per square foot and inventory of approximately 341.5 million square feet. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Ten West One Property was 10,636, 73,339 and 261,973, respectively. The 2021 median household income within the same one-, three- and five-mile radius was $75,168, $78,828 and $74,818, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Ten West One Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Low Market Rent
Market Rent (PSF)	$22.00
Lease Term (Years)	11
Lease Type (Reimbursements)	NNN
Rent Escalations	$0.50/ SF per annum
Source: Appraisal.

The following table presents comparable office leases with respect to the Ten West One Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Ten West One (subject)(1) Houston, TX	1998	199,001	Wood Group Mustang	199,001	March. 2001	$22.75	NNN
Greenhouse at Park Row Houston, TX	2014	114,414	Apara Autism Center	6,665	Dec. 2020	$22.00	NNN
LaCenterra at Cinco Ranch Katy, TX	2007	96,097	Confidential	1,201	Mar. 2020	$21.50	NNN
Energy Crossing I & II Houston, TX	2012	567,570	Confidential	3,717	Sep. 2019	$24.50	NNN
Energy Tower I Houston, TX	1998	325,797	Paychex North America	4,714	Apr. 2019	$23.00	NNN

Source: Appraisal.

(1)	Information based on the underwritten rent roll.

Escrows.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the Ten West One Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Ten West One Property.

Insurance – The Ten West One Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as either (i) both (y) no Cash Sweep Period exists, and (z) Wood Group Mustang is obligated to pay the insurance premiums for all of the required insurance policies directly to the applicable insurer(s) under the terms of its lease, or (ii) a blanket insurance policy reasonably acceptable to the lender is in effect with respect to the policies required under the Ten West One Mortgage Loan documents and the borrower is required to provide the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums at least 10 days prior to the expiration date of the policies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77094		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

Replacement Reserve –The Ten West One Mortgage Loan documents provide for ongoing monthly deposits of approximately $3,317 into a reserve for approved capital expenditures; provided that such monthly deposits are not required at any time that such deposits would cause the funds in such reserve to exceed $59,700.

Lockbox and Cash Management. The Ten West One Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to notify all tenants of the Ten West One Property to deposit all rents directly into the lockbox account, and to deposit or cause to be deposited any rents or other income received by the borrower or property manager or Ten West One Master Tenant into the lockbox account within one business day of receipt. If no Cash Sweep Period exists, all funds in the lockbox account are required to be disbursed to the borrower’s operating account. During the existence of a Cash Sweep Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the Ten West One Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve as described above under “Escrows,” (iv) if no event of default or Loan Maturity Event (as defined below) exists, to pay (a) operating expenses set forth in the lender-approved annual budget and other lender-approved operation and maintenance expenses and (b) tenant improvement costs and leasing commissions in connection with re-letting the space occupied by the applicable Major Tenant (as defined below) pursuant to a lease on Approved Lease Terms (as defined below), and (v) if an event of default (upon which the lender may apply funds in the cash management account to the debt and other obligations of the borrower in its discretion) does not exist, to transfer any remainder (a) if a Cash Sweep Period otherwise exists, into an excess cash flow reserve to be held as additional security for the Ten West One Mortgage Loan during the continuance of such Cash Sweep Period and (b) if no Cash Sweep Period exists, to the borrower’s operating account.

“Cash Sweep Period” means a period:

(i)	commencing upon an event of default under the Ten West One Mortgage Loan documents, and ending upon the cure, if applicable, of such event of default to the lender’s sole reasonable satisfaction; or

(ii)	commencing upon the date that is 18 months prior to the stated maturity date of the Ten West One Mortgage Loan (a “Loan Maturity Event”) and ending on the date that the Major Tenant has renewed or extended its lease on Loan Maturity Approved Lease Terms (as defined below) or a replacement tenant for Major Tenant has entered into a lease on Loan Maturity Approved Lease Terms; or

(iii)	Commencing if Major Tenant “goes dark” or vacates (or gives notice of its intent to do so) more than 30% of its space unless either (y) an Excused Closing (as defined below) is continuing and no Excused Closing Termination (as defined below) has occurred, or (z) subtenant(s) under sublease(s) on Approved Lease Terms occupy at least 30% of the space demised under the Major Tenant’s lease and said Major Tenant is (or continues to be) the obligor or guarantor of said sublease(s), and ending if either (1) the Major Tenant is open for business and in occupancy in at least 85% of the space demised under its lease on Approved Lease Terms, or (2) a replacement tenant(s) has entered into a new lease(s) for at least 85% of the space demised under the Major Tenant’s lease on Approved Lease Terms; or

(iv)	Commencing if the Major Tenant files (or gives notice of its intent to file) a voluntary bankruptcy or insolvency petition or is the subject of an involuntary bankruptcy or insolvency petition and ending if (1) the Major Tenant’s lease is affirmed in bankruptcy on Approved Lease Terms, or (2) a replacement tenant(s) has entered into a new lease(s) for at least 85% of the space demised under the Major Tenant’s lease on Approved Lease Terms.

The borrower may avoid or terminate a Cash Sweep Period due to a Loan Maturity Event by providing to the lender, within 10 days of written notice from the lender to the borrower of the occurrence of a Cash Sweep Period solely due to a Loan Maturity Event, a letter of credit meeting the requirements of the loan documents in an amount equal to $30.00 per square foot for each square foot of space at the Ten West One Property that is not subject to a lease that would prevent or cure a Loan Maturity Event as of the date that is 18 months prior to the stated maturity date.

“Major Tenant” means (i) Wood Group Mustang, (ii) any tenant under a lease which individually or when aggregated with all other leases at the Ten West One Property with the same tenant or its affiliates, either (A) accounts for 25% or more of the Ten West One Property’s aggregate total rental income, or (B) demises 50,000 square feet or more of the Ten West One Property’s gross leasable area, (iii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Ten West One Property, (iv) any lease with an affiliate of the borrower or Ten West One Master Tenant or (v) any instrument guaranteeing or providing credit support for a lease meeting the requirements of clauses (i) through (iv) above.

“Loan Maturity Approved Lease Terms” means that (i) the Major Tenant’s lease has been renewed or extended or a new lease(s) has been entered into (in either case, the “Applicable Lease”), each after having been given prior written reasonable approval by the lender, subject to certain deemed approval conditions set forth in the loan agreement; (ii) the replacement tenant(s) (if other than the existing Major Tenant) has been reasonably approved by the lender, and Major Tenant or the replacement tenant(s) then has creditworthiness or a credit rating as measured by all of the national credit rating agencies equal to or greater than the creditworthiness or credit rating of the Major Tenant as of the origination date; (iii) the Applicable Lease has an initial lease term that does not expire or terminate prior to the date that is at least 36 months following the stated maturity date of the Ten West One Mortgage Loan; (iv) the replacement tenant(s) has taken (or in the case of the existing Major Tenant, is continuing) occupancy of the applicable space and is open and operating its business therein; (v) the Applicable Lease has a total per annum rent equal to at least $4,500,000 NNN; (vi) Major Tenant or the replacement tenant(s) is paying its full unabated base monthly rent and there is no free or abated rent under the Applicable Lease unless the amount of such free or abated rent has been escrowed with the lender; (vii) all tenant improvement costs and leasing commissions due under the Applicable Lease have either been paid in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77094		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

full by the borrower, lien-free, or an amount equal to said tenant improvement costs and leasing commissions has been escrowed with the lender; and (viii) the borrower has delivered to the lender an estoppel certificate from Major Tenant or the replacement tenant(s), as applicable, confirming items (iii) through (vii) above.

“Approved Lease Terms” means that (i) a lease (or renewal of a Major Tenant’s lease) has been entered into after prior written reasonable approval by the lender; (ii) the tenant (if other than the existing Major Tenant in question) has been reasonably approved by the lender; (iii) the tenant has taken (or in the case of the existing Major Tenant in question, is continuing) occupancy of the applicable space and is open and operating its business therein; (iv) the tenant is paying its full unabated base monthly rent under its lease; and (v) the borrower has delivered to the lender a reasonably acceptable estoppel certificate from such tenant confirming items (iii) and (iv) above.

“Excused Closing” means a complete or partial closing of Major Tenant’s business at the Ten West One Property due to any of the following: (a) mandated government closure by the applicable governmental authority or (b) the temporary restricted presence of the employees of Major Tenant due to the COVID-19 pandemic (as each such condition is reasonably determined by the lender).

“Excused Closing Termination” means an Excused Closing is no longer in effect in the event that (a) Major Tenant is not in occupancy of at least 65% of the space demised under Major Tenant’s lease between the time period commencing on the date that is 12 months after the loan origination date through the date that is 30 months after the loan origination date, provided that either (y) the Harris County Public Health Department ceases to publish COVID-19 color-coded “Threat Levels” (as described on the website hereinafter described) or (z) the Harris County Public Health Department continues to publish COVID-19 color-coded Threat Levels (accessible through the “Harris County / City of Houston COVID-19 Data Hub” website) and both of the following conditions are true: (1) the Harris County Threat Level is at “Yellow” (as described on said website) or lower and (2) the Harris County Public Health Department COVID-19 Threat Level has been at “Yellow” for a continuous period of at least ninety 90 days prior, or (b) after the date that is 30 months after the loan origination date, regardless of whether the Harris County Public Health Department continues to publish COVID-19 color-coded Threat Levels.

Property Management. The Ten West One Property is managed by Madison Marquette Real Estate Services LLC, as oversight manager, as well as by the tenant, Wood Group Mustang, as tenant manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The owner of the direct equity interests in the borrower is permitted to obtain a mezzanine loan secured by 100% of the direct equity interests in the borrower, provided that, among other conditions, the aggregate loan-to-value ratio of the Ten West One Mortgage Loan and the mezzanine loan does not exceed 60.0%, the aggregate debt service coverage ratio of the Ten West One Mortgage Loan and the mezzanine loan is at least 1.63x, the aggregate debt yield of the Ten West One Mortgage Loan and the mezzanine loan is at least 9.05% and the mezzanine lender enters into an intercreditor agreement with the lender on the lender’s then-standard form of intercreditor agreement with commercially reasonable modifications appropriate for loans of a similar size and structure and acceptable to the lender.

Letter of Credit. None; however, a letter of credit may be provided to avoid or terminate a Cash Sweep Period due to a Loan Maturity Event as described above under “Lockbox and Cash Management.”

Right of First Offer / Right of First Refusal. The Ten West One Master Tenant has an option to purchase the Ten West One Property on and after the monthly payment date in [__, 2031], which purchase option is conditional upon payment by the Ten West One Master Tenant of (i) all rent due under the master lease on or prior to the purchase date, (ii) an amount equal to the unpaid acquisition cost (which acquisition cost is equal to the original principal balance of the Ten West One Whole Loan) and (iii) any yield maintenance premium then applicable. The Ten West One Master Tenant also has a purchase option to purchase the Ten West One Property if the Ten West One Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, a parent entity of the Ten West One Master Tenant has the right at any time to purchase 100% of the shares of a parent company of the Ten West One Borrower at a price equal to $100.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Ten West One Property together with 18 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77094		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.